UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

(908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 16, 2024, Barnes & Noble Education, Inc. (the “Company,” “we,” “our” or “us”) entered into a standby, securities purchase and debt conversion agreement (the “Purchase Agreement”) with Toro 18 Holdings LLC (“Immersion”), Selz Family 2011 Trust (“Selz”), Outerbridge Capital Management, LLC (“Outerbridge”, and together with Immersion and Selz, the “Standby Purchasers”), Vital Fundco, LLC (“Vital”) and TopLids LendCo, LLC (“TopLids”, together with the Standby Purchasers and Vital, the “Purchasers”). Pursuant to the terms and conditions of the Purchase Agreement, (i) the Company will distribute to holders of its common stock, par value $0.01 per share (“Common Stock”) non-transferable subscription rights to purchase up to an aggregate of 900,000,000 shares of Common Stock of the Company at a subscription price of $0.05 per share of Common Stock (the “Subscription Price”) that, if exercised in full, will provide gross proceeds to the Company of $45 million (the “Rights Offering”); and (ii) the Standby Purchasers will collectively purchase, at the Subscription Price, in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), and separate from the Rights Offering, up to $45 million in shares of Common Stock not subscribed for by the Company’s stockholders at the expiration of the Rights Offering. The Purchase Agreement also provides that, concurrently with the consummation of the Rights Offering, (i) Immersion and Vital will collectively purchase, at the Subscription Price, in a private placement exempt from the registration requirements under the Securities Act and separate from the Rights Offering, an additional $50 million in shares of common stock, and (ii) Vital and TopLids will collectively convert all outstanding principal and interest amounts owed to them under our term credit agreement into shares of our Common Stock at the Subscription Price, resulting in the satisfaction of all amounts owed by us thereunder. The closing of the transactions contemplated by the Purchase Agreement (the “Transactions”) is subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) the accuracy of representations and warranties set forth in the Purchase Agreement; (ii) compliance with covenants; (iii) the effectiveness of the Registration Statement on Form S-1 related to the Rights Offering (“Form S-1”); and (iv) consummation of the Rights Offering.

The closing of the Transactions contemplated by the Purchase Agreement is also subject to the approval of our stockholders at a special meeting to be held by the Company. If the issuance and sale of our Common Stock pursuant to the Rights Offering and the Transactions are not approved at the special meeting, then the Rights Offering will be cancelled.

New ABL Facility and Amendment to Existing ABL Facility

On April 16, 2024, the Company entered into a commitment letter with the lenders under its existing asset-based revolving credit facility (the “Existing ABL Facility”) to provide for a new four-year asset-based credit facility in an aggregate committed principal amount of $325 million (the “New ABL Facility”), which New ABL Facility will replace the Existing ABL Facility. Closing of the New ABL Facility is subject to usual and customary closing conditions, including the concurrent closing of the Transactions contemplated by the Purchase Agreement.

Further, on April 16, 2024, the Company amended its Existing ABL Facility to, among other things, revise certain milestones related to the previously-disclosed liquidity and refinancing contingency plans to align such milestones with the Transactions contemplated by the Purchase Agreement (the “Twelfth Amendment to Credit Agreement”), which milestones include (i) filing the Form S-1 described above no later than two (2) business days after the date of such amendment, (ii) obtaining receipt of support letters in support of the Transactions from persons owning not less than 20% of the outstanding voting stock of the Company by no later than May 3, 2024 (or such later date as agreed to in writing by the administrative agent in its sole discretion), (iii) obtaining receipt of the Securities and Exchange Commission (“SEC”) approval with respect to such Form S-1 on or before May 24, 2024 (or such later date as agreed to in writing by the administrative agent in its sole discretion) and (iv) closing the Transactions contemplated by the Purchase Agreement on or before the date that is 25 days after the receipt of SEC approval with respect to the Form S-1.

The foregoing description of the Transactions, the Purchase Agreement and the Twelfth Amendment to Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Twelfth Amendment to Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and Exhibit 10.2 and is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, the Company’s Chief Executive Officer, Michael P. Huseby, entered into a letter agreement with the Company relating to his compensation (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Huseby agreed to amendments to his employment agreement, pursuant to which, among other things, he agreed to a revised decreased severance amount of $750,000. He also agreed to provide transition services as a consultant for six months following the effective date of any termination of his employment that triggers a right to receive such severance in return for compensation of $750,000 to be paid at the end of such six month period regardless of whether the Company requests that he render any transition services. The amendments contained in the Letter Agreement are contingent upon the successful consummation of the Transactions. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release announcing the Transactions on April 16, 2024. A copy of this press release is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: the completion, timing, size and use of proceeds of the Transactions and refinancing; the approval by our stockholders of the Transactions at the special meeting; the amount of our indebtedness and ability to comply with covenants applicable to current and /or any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to continue as a going concern; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; our ability to attract and retain employees; the pace of equitable access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models or successfully compete with third parties that provide similar equitable and inclusive access solutions; the United States Department of Education has recently proposed regulatory changes that, if adopted as proposed, could impact equitable and inclusive access models across the higher education industry; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiatives, may not be fully realized or may take longer than expected; dependency on strategic service provider relationships, such as with VitalSource Technologies, Inc. and the Fanatics Retail Group Fulfillment, LLC, Inc. (“Fanatics”) and Fanatics Lids College, Inc. D/B/A “Lids” (“Lids”), and the potential for adverse operational and financial changes to these strategic service provider relationships, may adversely impact our business; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping services; a decline in college enrollment or decreased funding available for students; decreased consumer demand for our products, low growth or declining sales; the general economic environment and consumer spending patterns; trends and challenges to our business and in the locations in which we have stores; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes, including the adoption of artificial intelligence technologies for educational content; risks associated with counterfeit and piracy of digital and print materials; risks associated with the potential loss of control over personal information; risks associated with the potential misappropriation of our intellectual property; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party service providers and our own proprietary technology; risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for our products and services, our operations, the operations of our suppliers, service providers, and campus partners, and the effectiveness of our response to these risks; lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in applicable domestic and international laws, rules or regulations, including, without limitation, U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; changes in and enactment of applicable laws, rules or regulations or changes in enforcement practices including, without limitation, with regard to consumer data privacy rights, which may restrict or prohibit our use of consumer personal information for texts, emails, interest based online advertising, or similar marketing and sales activities; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I -Item 1A in our Annual Report on Form 10-K for the fiscal year ended April 29, 2023. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Current Report on Form 8-K.

Other Important Information

The issuance and sale of shares of Common Stock pursuant to the Rights Offering and the other transactions contemplated by the Purchase Agreement, is subject to, among other things, the approval of our stockholders at a special meeting. If the issuance and sale of our Common Stock pursuant to the Transactions is not approved at the special meeting, then the Rights Offering will be cancelled and the Transactions will be terminated.

The Company will file a Registration Statement on Form S-1 relating to the Rights Offering with the SEC by April 18, 2024. The Company reserves the right to cancel or terminate the Rights Offering at any time. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any subscription rights or any other securities to be issued in the Rights Offering or any related transactions, nor shall there be any offer, solicitation or sale of subscription rights or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

The description of the Transactions described in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information Regarding the Special Meeting and Where to Find It

The Company intends to file a proxy statement and proxy card with the SEC in connection with its solicitation of proxies for the special meeting to approve, among others, the Transactions contemplated by the Purchase Agreement. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the special meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2023 annual meeting of stockholders under the heading “Security Ownership of Certain Beneficial Owners and Management” filed with the SEC on August 25, 2023, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001634117/000114036123041294/ny20009569x1_def14a.htm. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 (filed with the SEC on September 21, 2023, September 21, 2023 and September 21, 2023, respectively) and Statements of Change in Ownership on Form 4 (filed with the SEC on September 26, 2023, September 26, 2023, September 26, 2023, September 26, 2023, November 21, 2023 and December 18, 2023, respectively), which can be found through the hyperlinks or the SEC’s website at www.sec.gov. Additional information is available in the Company’s Annual Report on Form 10-K for the year ended April 29, 2023, filed with the SEC on July 31, 2023, available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1634117/000163411723000032/bned-20230429.htm, and the Company’s Current Reports on Form 8-K, filed with the SEC on May 1, 2023, August 11, 2023, September 6, 2023, September 14, 2023, October 5, 2023 and February 6, 2024, which can also be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of these potential participants and their direct or indirect interests of the Company, by security holdings or otherwise, will be set forth in the proxy statement for the special meeting and other materials to be filed with the SEC. These documents, when filed, can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Standby, Securities Purchase and Debt Conversion Agreement, among the Company, Toro 18 Holdings LLC, Vital Fundco, LLC, TopLids LendCo, LLC, Outerbridge Capital Management, LLC and Selz Family 2011 Trust, dated April 16, 2024

10.2	Twelfth Amendment to Credit Agreement, by and among Bank of America, N.A., the Lenders party thereto, Barnes & Noble Education, Inc., the other borrowers party thereto and the other parties party thereto as “Guarantors”, dated April 16, 2024

10.3	Letter Agreement between Michael P. Huseby and Barnes & Noble Education, Inc., dated April 15, 2024

99.1	Press Release of Barnes & Noble Education, Inc., dated April 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2024

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, Corporate Development & Affairs and Chief Legal Officer

Exhibit 10.1

Execution Version

STANDBY, SECURITIES PURCHASE AND DEBT CONVERSION AGREEMENT

This STANDBY, SECURITIES PURCHASE AND DEBT CONVERSION AGREEMENT (this “Agreement”), dated as of April 16, 2024, is made by and among Barnes & Noble Education, Inc. , a Delaware corporation (the “Company”), Toro 18 Holdings LLC, a Delaware limited liability company (“Investor”), Vital Fundco, LLC (“Vital”), and TopLids LendCo, LLC (“TopLids” and, together with Vital, the “Lien Purchasers”), Outerbridge Capital Management, LLC, a Delaware limited liability company (“Outerbridge”) and Selz Family 2011 Trust (“Selz” and together with Outerbridge, the “Standby Purchasers”). Investor, Vital, TopLids and each of the Standby Purchasers is each referred to individually as a “Purchaser” and, together, as the “Purchasers”.

WHEREAS, the Company proposes to distribute at no charge to the holders of its common stock, par value $0.01 per share (“Common Stock”), on a record date (the “Record Date”) to be set by the Board of Directors of the Company (the “Board”), non-transferable subscription rights (the “Rights”) to purchase up to an aggregate of 900,000,000 new shares (the “Offered Shares”) of Common Stock (the “Rights Offering”) that, if exercised in full, will provide gross proceeds to the Company of $45,000,000 (the “Aggregate Offering Amount”);

WHEREAS, the Company will distribute to each holder of its Common Stock on the Record Date (“Rights Holder”) one non-transferable Right for every share of Common Stock owned by such Rights Holder as of the close of business on the Record Date;

WHEREAS, each Right will entitle the holder thereof to purchase the number of shares of Common Stock determined by dividing 900,000,000 by the total number of shares of Common Stock outstanding on the Record Date (the “Basic Subscription Right”) at the subscription price of $0.05 per share of Common Stock (the “Subscription Price”);

WHEREAS, the holders of Rights who fully exercise their Basic Subscription Rights will be entitled to subscribe for additional shares of Common Stock that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-Subscription Right”), which allows such holder to subscribe for additional shares of Common Stock up to the number of shares purchased under such holder’s Basic Subscription Right at the Subscription Price;

WHEREAS, each Right gives the holder thereof one Basic Subscription Right and one Over-Subscription Right;

WHEREAS, in order to facilitate the Rights Offering, the Company and the Purchasers wish to enter into this Agreement, pursuant to which and upon the terms and subject to the conditions set forth herein, Investor and the Standby Purchasers (collectively, the “Backstop Purchasers”) agree, to the extent that the Rights Offering is not fully subscribed after accounting for all Over-Subscription Rights exercised, to purchase from the Company, at a price per share equal to the Subscription Price, such Backstop Purchaser’s Pro Rata Portion (as defined below) of the unsubscribed shares of Common Stock in the Rights Offering, such that, the Company will receive $45,000,000 upon the consummation of the Rights Offering, regardless of the number of shares of Common Stock subscribed for and purchased by Company stockholders pursuant to the Rights Offering;

WHEREAS, in addition to the Rights Offering, (i) Investor desires to purchase from the Company, and the Company desires to sell to Investor, upon the terms and conditions stated in this Agreement, an aggregate of 900,000,000 new shares of the Company’s Common Stock at the Subscription Price and (ii) Vital desires to purchase from the Company, and the Company desires to sell to Vital, upon the terms and conditions stated in this Agreement, an aggregate of 100,000,000 new shares of the Company’s Common Stock at the Subscription Price (both such purchases, collectively, the “PIPE Transaction”, and the shares of the Company’s Common Stock purchased in in the PIPE Transaction, the “PIPE Shares”), such that the Company will receive $50,000,000 upon the consummation of the PIPE Transaction (the “Aggregate Investment Amount”);

WHEREAS, the Lien Purchasers are lenders to the Company under that certain Term Loan Credit Agreement, dated as of June 7, 2022, among the Company, as borrower, the guarantors party thereto, the Lien Purchasers, as lenders, and TopLids, as administrative agent and collateral agent (the “Term Credit Agreement”), and they and the Company wish, subject to the terms and conditions of this Agreement, to, at the Closing, convert all outstanding principal and any accrued and unpaid interest under the Term Credit Agreement (the “Rollover Debt Amount”) into a number of new shares (the “Rollover Shares”) of Common Stock equal to the quotient of the Rollover Debt Amount divided by the Subscription Price, with such Rollover Shares being issued to the Lien Purchasers pro rata based on each Lien Purchaser’s pro rata portion of the Rollover Debt Amount; and

WHEREAS, concurrent with the execution of this Agreement, the Company will enter into a commitment letter from the financial institutions named therein (the “Debt Commitment Letter”), pursuant to which such financial institutions have committed, upon the terms and subject to the conditions set forth therein, to amend and restate the Company’s Credit Agreement, dated as of August 3, 2015, as amended, among the Company, as the lead borrower, the other borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (such amended and restated credit agreement, the “Amended and Restated Credit Agreement”), such Amended and Restated Credit Agreement to become effective concurrently with the consummation of the Rights Offering, the PIPE Transaction and the Debt Conversion (as defined below).

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties, and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. The Rights Offering.

(a) On the terms and subject to the conditions set forth herein, the Company shall distribute, at no charge, to each Rights Holder one non-transferable Right for every share of Common Stock owned by such Rights Holder on the Record Date (the “Distribution”). Each whole Right will entitle the holder thereof to purchase at the Subscription Price the number of shares of Common Stock determined by dividing 900,000,000 by the total number of shares of Common Stock outstanding on the Record Date.

(b) The Rights (including under both the Basic Subscription Right and the Over-Subscription Right) may be exercised during a period (the “Subscription Period”) commencing on the date on which the Rights are issued to Rights Holders and ending no more than 16 days thereafter (the “Expiration Time”), subject to extension by the Company.

(c) Each Rights Holder that wishes to exercise all or a portion of its Rights under the Basic Subscription Right shall, during the Subscription Period and prior to the Expiration Time, follow the instructions set forth in the Registration Statement (as defined below) and related materials to exercise such Rights. On the Closing Date (as defined below), the Company shall issue to each Rights Holder that validly exercised its Rights under the Basic Subscription Right the number of Offered Shares to which such Rights Holder is entitled based on such exercise.

(d) Each Rights Holder that exercises in full its Basic Subscription Right will be entitled under the Over-Subscription Right to subscribe for additional shares of Common Stock at the Subscription Price pursuant to the instructions set forth in the Registration Statement and related materials to the extent that other Rights Holders elect not to exercise all of their respective Rights to subscribe for and purchase all of the Offered Shares under the Basic Subscription Right; provided that no Rights Holder shall be entitled to purchase more Offered Shares under the Over-Subscription Right than such Rights Holder subscribed for under the Basic Subscription Right. If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Right (the “Remaining Offered Shares”) is not sufficient to satisfy all requests for Offered Shares under the Over-Subscription Right, the Rights Holders that exercised their Rights under the Over-Subscription Right will be allocated such Remaining Offered Shares as follows: the number of Remaining Offered Shares allotted to each Rights Holder participating in the Over-Subscription Right shall be the product (rounded to the nearest whole number so that the Subscription Price multiplied by the aggregate number of Offered Shares does not exceed the Aggregate Offering Amount) obtained by multiplying (i) the number of Offered Shares such Rights Holder subscribed for under the Over-Subscription Right by (ii) a fraction the numerator of which is (A) the number of Remaining Offered Shares and the denominator of which is (B) the total number of Offered Shares sought to be subscribed for under the Over-Subscription Right by all Rights Holders participating in such Over-Subscription Right. If the number of Remaining Offered Shares allocated after the exercise of the Over-Subscription Right is less than all of the shares of Common Stock a Rights Holder subscribed for under the Over-Subscription Right, then any excess payment for shares of Common Stock not issued to the Rights Holder will be returned to such Rights Holder by mail, without interest or deduction, within 10 Business Days after the Expiration Time of the Rights Offering. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

(e) If the exercise of Rights would create any fractional shares of Common Stock, the Company will not issue such fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock. Any fractional shares of Common Stock that would be created by such an exercise of Rights will be rounded to the nearest whole share, with such adjustments as necessary to ensure that all of the Offered Shares are issued and the Company receives the Aggregate Offering Amount.

(f) Prior to the termination of this Agreement, the Company shall not (i) terminate the Rights Offering or (ii) without the prior written consent of Investor, amend any of the terms of the Rights Offering or waive any material conditions to the closing of the Rights Offering (in each case in a manner inconsistent with the terms of this Agreement), provided, however, such consent of Investor shall not be necessary in the event that the Company reasonably concludes that such amendment or waiver is required by applicable law or regulation.

2. Backstop Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, to the extent the Rights Offering is not fully subscribed after accounting for all Over-Subscription Rights exercised, each Backstop Purchaser agrees to purchase from the Company, at a price per share equal to the Subscription Price, its Pro Rata Portion of the Unsubscribed Share Amount (the “Backstop Commitment”). The following terms shall have the following meanings for purposes of this Agreement:

“Aggregate Commitment Amount” means the sum of (i) the Investor Commitment Amount plus (ii) the Outerbridge Commitment Amount plus (iii) the Selz Commitment Amount.

“Investor Commitment Amount” is an amount equal to $35,000,000.

“Outerbridge Commitment Amount” is an amount equal to $5,000,000.

“Pro Rata Portion” means, (A) with respect to Investor, the quotient of (i) the Investor Commitment Amount divided by (ii) the Aggregate Commitment Amount, (B) with respect to Outerbridge, the quotient of (i) the Outerbridge Commitment Amount divided by (ii) the Aggregate Commitment Amount, and (C) with respect to Selz, the quotient of (i) the Selz Commitment Amount divided by (ii) the Aggregate Commitment Amount.

“Selz Commitment Amount” is an amount equal to $5,000,000.

“Unsubscribed Share Amount” means an aggregate number of shares of Common Stock equal to (x) the number of Offered Shares minus (y) the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering (including the exercise of the Oversubscription Rights).

(b) As soon as reasonably practicable after the Expiration Time of the Rights Offering (if possible, within two (2) Business Days after the Expiration Time), the Company shall issue to each Backstop Purchaser a written notice (a “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and, based on the foregoing, the number of shares of Common Stock to be acquired by each Backstop Purchaser pursuant to the Backstop Commitment (each Purchaser’s “Backstop Acquired Shares”) and the purchase price to be paid by each Backstop Purchaser in exchange for the Backstop Acquired Shares (each Backstop Purchaser’s “Backstop Purchase Price”). For the avoidance of doubt, in no event shall the aggregate Backstop Purchase Price or obligations in respect of the Backstop Commitment to be paid by all of the Backstop Purchasers exceed the Aggregate Commitment Amount, nor shall the Backstop Purchase Price allocated to (i) Investor exceed the Investor Commitment Amount, (ii) Outerbridge exceed the Outerbridge Commitment Amount, and (iii) Selz exceed the Selz Commitment Amount.

3. PIPE Transaction; Debt Conversion. On the terms and subject to the conditions set forth herein, at the Closing, (a) the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 900,000,000 PIPE Shares at the Subscription Price for an aggregate purchase price of $45,000,000 (“Investor PIPE Purchase Price”), (b) the Company shall issue and sell to Vital, and Vital shall purchase from the Company, 100,000,000 PIPE Shares at the Subscription Price for an aggregate purchase price of $5,000,000 (“Vital PIPE Purchase Price”, and together with the Investor PIPE Purchase Price, the “PIPE Purchase Price”), and (c) all of the outstanding principal (including, for the avoidance of doubt, any interest that has been paid-in-kind prior to the Closing) and any accrued but unpaid interest under the Term Credit Agreement shall be converted into the Rollover Shares (which the Company shall issue to the Lien Purchasers on a pro rata basis), and thereafter all such outstanding principal and any accrued but unpaid interest shall be deemed paid in full and extinguished (the “Debt Conversion”).

4. Closing; Deliverables.

(a) On the terms and subject to the conditions set forth in this Agreement, the closing of all Backstop Commitments, the Rights Offering, the PIPE Transaction and the Debt Conversion (collectively, the “Closing”) shall occur remotely via electronic exchange of required Closing documentation concurrently on the third (3rd) Business Day following the later of (i) the issuance by the Company of all Subscription Notices (with copy to the Lien Purchasers) and (ii) the date that all of the conditions to the Closing set forth in Section 10 of this Agreement have been satisfied or, to the extent permitted by applicable law, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such place, time, and date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”).

(b) At the Closing (i) each Backstop Purchaser shall deliver to the Company its Backstop Purchase Price in respect of its Backstop Acquired Shares as set forth in the applicable Subscription Notice, (ii) Investor shall deliver to the Company the Investor PIPE Purchase Price, and (iii) Vital shall deliver to the Company, the Vital PIPE Purchase Price, in each case of (i), (ii) and (iii), by wire transfer in immediately available funds to the account designated by the Company in writing at least two (2) Business Days prior to the Closing Date. Additionally, at the Closing, the Company shall deliver (i) to each Backstop Purchaser, its Backstop Acquired Shares, (ii) to Investor, its PIPE Shares, (iii) to Vital, its PIPE Shares, and (iv) to each Lien Purchaser, its portion (determined based on each Lien Purchaser’s pro rata portion of the Rollover Debt Amount) of the Rollover Shares, in each case of (i), (ii), (iii) and (iv), in book-entry form, free and clear of all liens, other than liens arising by reason of the transactions contemplated by this Agreement under applicable federal or state laws, to the account of each Purchaser designated by such Purchaser in writing.

5. Fees and Expenses.

(a) The Company shall pay all of its own fees and expenses associated with the Rights Offering, the Backstop Commitment, the PIPE Transaction and the Debt Conversion (collectively, the “Equity Transactions”), including, without limitation, filing and printing fees, fees and expenses of any rights and information agents, its legal counsel and financial advisor and accounting fees and expenses, fees and expenses of any dealer manager, including the fees and disbursements of counsel to any dealer manager, as specified in any dealer manager agreement between the Company and the dealer manager, costs associated with clearing the Offered Shares for sale and the Backstop Acquired Shares, the PIPE Shares and the Rollover Shares (collectively, the “Securities”) for resale under applicable state securities laws, and listing fees.

(b) On the Closing Date the Company shall promptly (i) reimburse or pay, as applicable, all documented out-of-pocket costs, fees and expenses and other payments incurred by each of Investor, Vital and Outerbridge in connection with the Rights Offering, the Backstop Commitment, the PIPE Transaction, the Debt Conversion, the Debt Financing (as defined below) and the other transactions contemplated hereby and thereby (the “Transactions”) (each, an “Expense Reimbursement”); provided, however, in no event shall the Company be required to pay or reimburse any Expense Reimbursement to the extent that any such payment or reimbursement would result in payments and reimbursements that exceed, (A) with respect to the Investor, $2,450,000 in the aggregate, net of any expense amount previously paid by the Company to the Investor, (B) with respect to Vital, $200,000 in the aggregate, and (C) with respect to Outerbridge, $250,000 in the aggregate, and (ii) pay an amount equal to (x) $2,450,000 to Investor and (y) $350,000 to Selz, in each case, as payment in consideration for its respective Backstop Commitment (such payments referenced in this clause (ii), the “Backstop Fees” , together with Expense Reimbursements to which the Purchasers are entitled in accordance with this Section 5(b), collectively, the “Purchaser Fees and Expenses”). All instructions and designations necessary to effect payment of Purchaser Fees and Expenses payable on the Closing Date shall be delivered to the Company by each Purchasers at least two (2) Business Days prior to the Closing Date. Notwithstanding anything to the contrary herein, (i) with respect to any and all Expense Reimbursement amounts due under Section 12 of this Agreement, in no event shall the Company be required to pay or reimburse any Expense Reimbursement to the extent that any such payment or reimbursement would result in payments and reimbursements that exceed, (A) with respect to the Investor, $1,200,000 in the aggregate, net of any expense amount previously paid by the Company to the Investor, (B) with respect to Vital, $200,000 in the aggregate, and (C) with respect to Outerbridge, $250,000 in the aggregate, and (ii) no Backstop Fee or Expense Reimbursement shall be payable to any Defaulting Purchaser, and in the event Investor consummates any Backstop Replacement Purchase, the Backstop Fee otherwise due to the applicable Defaulting Purchaser shall be reallocated to Investor.

6. Representations and Warranties of the Company. Except as disclosed or reflected in the Company SEC Documents (as defined below) filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), the Company represents and warrants to each Purchaser as of the date hereof and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such earlier date) as follows:

(a) Organization and Qualification.

(i) The Company is duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own, operate and lease its properties and assets as and where currently owned, operated and leased and to conduct its business as currently conducted.

(ii) Each of the Company’s Subsidiaries (as defined below) is duly organized and is validly existing and in good standing (or the equivalent thereof, where such concept is recognized) under the laws of its respective jurisdiction of organization, with the requisite power and authority to own, operate and lease its properties and assets as and where currently owned, operated and leased and to conduct its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or organization for the transaction of business and is in good standing (or the equivalent thereof, where such concept is recognized) under the laws of each other jurisdiction in which the nature of its properties, assets or business requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means any event, change, occurrence or effect that would have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change, occurrence or effect arising out of, attributable to or resulting from, alone or in combination, (1) changes in general economic or business conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in the United States or elsewhere in the world, (2) general changes or developments in any of the industries in which the Company or its Subsidiaries operate, (3) actions required to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Rights Offering, Backstop Commitment, the PIPE Transaction, the Debt Conversion or any of the other transactions contemplated hereby, (4) (x) changes in any applicable laws, or (y) changes in applicable accounting regulations or principles or interpretations thereof, (5) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (6) any failure by the Company to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (7) geopolitical conditions or any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyber-terrorism), (8) natural disasters or weather conditions, global health conditions (including any outbreak, pandemic or epidemic of disease) or other acts of God, (9) any national or international calamity, crisis or emergency, whether or not caused by any person or entity, (10) the announcement of this Agreement or the Transactions, including the initiation of litigation by any person with respect to this Agreement or the Transactions, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the announcement and performance of this Agreement, the Transactions or the identity of the parties to this Agreement or the Transactions, including compliance with the covenants set forth herein, (11) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is required or permitted by or resulting from or arising in connection with this Agreement or the Transactions, or (12) any actions taken (or omitted to be taken) at the request of Investor; provided, in the case of clauses (1), (2), (7), (8) and (9), to the extent the impact of such event, change, occurrence or effect does not have a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries operate (and provided further, that in such event, only the incremental disproportionate adverse impact shall be taken into account when determining whether there has been a “Material Adverse Effect”). For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, limited liability company, partnership, joint venture, or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power (by contract or otherwise) to elect a majority of the board of directors or similar governing body, or has the power (by contract or otherwise) to direct the business and policies.

(b) Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and each other agreement, document, and instrument to which it will be a party or which it will execute and deliver in connection with the transactions contemplated by this Agreement (this Agreement and such other agreements, documents, and instruments collectively, the “Transaction Agreements”) and, subject to receipt of the Requisite Stockholder Approval, and the filing and acceptance of the Charter Amendment (each as defined below), to perform its obligations hereunder and thereunder, including the issuance of the Rights, the issuance of the Offered Shares (including the Backstop Acquired Shares), the issuance of the PIPE Shares, the issuance of the Rollover Shares, entering into the Amended and Restated Credit Agreement on the terms and conditions contained in the Commitment Letter, and the payment of Purchaser Fees and Expenses. Subject to receipt of the Requisite Stockholder Approval, and the filing and acceptance of the Charter Amendment, the Company has taken all necessary corporate action required for the due authorization of the Transaction Agreements, including the issuance of the Rights and the Offered Shares (including the Backstop Acquired Shares), the PIPE Shares, the Rollover Shares and the approval of the terms and conditions of the Debt Financing as set forth in the Commitment Letter. Based upon the recommendation of the Alternative Transaction Committee of the Board (the “Alternative Transaction Committee”), the Board has determined to recommend that stockholders of the Company vote in favor of (i) the issuance and sale of (A) the Offered Shares upon the exercise of the Rights at the Subscription Price to raise the Aggregate Offering Amount in the Rights Offering; (B) the Backstop Acquired Shares to the Purchasers pursuant to Backstop Commitments in accordance with this Agreement, (C) the PIPE Shares at the Subscription Price to raise the Aggregate Investment Amount in the PIPE Transaction, (D) the Rollover Shares pursuant to the Debt Conversion in accordance with this Agreement (the “Share Issuance Proposal”); (ii) the adoption of an amendment (the “Charter Amendment”) to the amended and restated certificate of incorporation to increase the authorized number of shares of Common Stock to 10,000,000,000 shares (the “Amended Certificate Proposal”), (iii) a reverse stock split of the shares of Common Stock with a ratio of 100 to 1, which split may be effected by the Board no earlier than one (1) business day following the Closing and no later than forty-five (45) calendar days following the Closing (the “Reverse Split Proposal”), and (iv) the election of the New Board Members (as defined below) to the Board effective at Closing (the “Board Election Proposal”) (the preceding clauses (i) through (iv), collectively, the “Transaction Proposals”).

(c) Execution and Delivery; Enforceability. This Agreement is and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by the Company, and each such Transaction Agreement constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d) Capital Stock. The authorized capital stock of the Company as of the date of this Agreement consists of (a) 200,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), 100,000 of which shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock, and as of Closing shall consist of (a) 10,000,000,000 shares of Common Stock and (b) 5,000,000 shares of Preferred Stock, 100,000 of which shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock. As of April 10, 2024 (the “Measurement Date”), (i) 53,156,369 shares of Common Stock were issued and outstanding (exclusive of shares held in treasury), all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) 2,683,797 shares of Common Stock were held in treasury, (iii) no shares of Preferred Stock were outstanding and (iv) an aggregate of 3,390,515 shares of Common Stock were subject to or otherwise deliverable in connection with outstanding Company equity awards issued pursuant to the Company’s equity incentive plan (“Company Equity Awards”). Except (i) as set forth above, (ii) for changes since the Measurement Date resulting from the vesting or settlement of Company Equity Awards outstanding on such date, and (iii) for the execution of the Rights Agreement and issuance of rights thereunder, as of the date of this Agreement, (A) there are not outstanding or authorized any (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (3) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Issuance. The Offered Shares to be issued and sold by the Company to Rights Holders pursuant to the Rights Offering, when such Offered Shares are issued and delivered against payment therefor, will, upon receipt of approval by the Requisite Stockholder Approval (as defined below) of the Transaction Proposals and following the filing and acceptance of the Charter Amendment, be duly authorized, validly issued and delivered, and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription, and similar rights. The Backstop Acquired Shares to be issued and sold by the Company to the Backstop Purchasers hereunder, when such shares are issued and delivered against any applicable payment therefor by the Backstop Purchasers hereunder will, upon receipt of approval by the Requisite Stockholder Approval of the Transaction Proposals and following the filing and acceptance of the Charter Amendment, be duly authorized, validly issued and delivered, and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription, and similar rights. The PIPE Shares to be issued and sold by the Company to Investor hereunder, when such shares are issued and delivered against any applicable payment therefor by Investor hereunder will, upon receipt of approval by the Requisite Stockholder Approval of the Transaction Proposals and following the filing and acceptance of the Charter Amendment, be duly authorized, validly issued and delivered, and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription, and similar rights. The Rollover Shares to be issued by the Company to the Lien Purchasers hereunder, when such shares are issued and delivered in accordance with the terms of this Agreement will, upon receipt of approval by the Requisite Stockholder Approval of the Transaction Proposals and following the filing and acceptance of the Charter Amendment, be duly authorized, validly issued and delivered, and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription, and similar rights.

(f) No Conflict. The distribution of the Rights, the sale, issuance, and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Backstop Acquired Shares in accordance with the terms hereof, the consummation of the Rights Offering, the PIPE Transaction and the Debt Conversion by the Company, the sale, issuance and delivery of the PIPE Shares in accordance with the terms hereof, the issuance and delivery of the Rollover Shares in accordance with the terms hereof, and the execution and delivery by the Company of the Amended and Restated Credit Agreement and the Transaction Agreements and performance of and compliance with all of the provisions hereof and thereof by the Company and the consummation of the transactions contemplated herein and therein, including, for the avoidance of doubt, any change of control of the Company that may result from such transactions (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of the organizational or governance documents of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule, or regulation of any Governmental Authority or Self-Regulatory Organization having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination, or impairment which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Governmental Authority” means any federal, state, local or other governmental authority, agency, commission, body, court or other legislative, executive or judicial governmental entity. For purposes of this Agreement, “Self-Regulatory Organization” shall mean any U.S. or foreign commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, securities exchanges, commodities exchanges, ECNs, insurance companies or agents, investment companies or investment advisers.

(g) Consents and Approvals. No consent, approval, authorization, order, registration, or qualification of or with any Governmental Authority or Self-Regulatory Organization having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance, and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Backstop Acquired Shares, the PIPE Shares or the Rollover Shares in accordance with the terms hereof, the consummation of the Transactions by the Company, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act, of the Offered Shares pursuant to the exercise of Rights, the PIPE Shares and the Rollover Shares, (ii) the filing of the Charter Amendment, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively with the HSR Act, “Antitrust Laws”) are made and the waiting periods thereunder (if applicable) have been terminated or expired and any applicable approvals thereunder received, and (iv) such consents, approvals, authorizations, registrations, or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase of the Backstop Acquired Shares by the Backstop Purchasers or the PIPE Shares by Investor, the distribution of the Rights and the sale of the Offered Shares to Rights Holders or the issuance of the Rollover Shares to Lien Purchasers, or (y) pursuant to the rules of the New York Stock Exchange (“NYSE”), including the Requisite Stockholder Approval.

(h) Arm’s Length. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, no Purchaser is advising the Company or any other person or entity as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Purchaser shall have responsibility or liability to the Company, its stockholders, and directors not affiliated with it, or its officers, employees, advisors, or other representatives with respect thereto. Any review by any Purchaser of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Purchaser and shall not be on behalf of the Company, its stockholders, and directors not affiliated with it, or its officers, employees, advisors, or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of either Purchaser with respect thereto.

(i) Company SEC Documents. The Company has filed all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the “Commission”) since April 30, 2022 (collectively, the “Company SEC Documents”). Each of the Company SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934 (“Exchange Act”), as applicable, and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents and, except as to the extent that information contained in any Company SEC Document has been amended, revised or superseded by a later filed Company SEC Document filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the Company SEC Documents.

(j) Registration Statement and Prospectus. The Registration Statement and any post-effective amendment thereto, as of the Securities Act Effective Date (as defined below), and each Issuer Free Writing Prospectus (as defined below), at the time of use thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time of its distribution and at the Expiration Time, the Investment Decision Package (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus (as defined below), at the time of filing thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement (as defined below), at the time of filing thereof, will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to Purchasers furnished to the Company in writing by any Purchaser expressly for use in the Registration Statement, the Prospectus, and the Proxy Statement and any amendment or supplement thereto.

For the purposes of this Agreement, (i) the term “Registration Statement” means the Registration Statement on Form S-1 to be filed with the Commission relating to the Rights Offering, including all exhibits thereto, as amended as of the Securities Act Effective Date, and any post-effective amendment thereto that becomes effective; (ii) the term “Prospectus” means the final prospectus contained in the Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Registration Statement; (iii) the term “Investment Decision Package” means the Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Offered Shares to Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, (v) the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, and the prospectus included in the Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act; (vi) the term “Securities Act Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission; and (vii) the term “Proxy Statement” means the proxy statement, and all amendments or supplements thereto, if any, soliciting the approval of, among other proposals, the Company’s stockholders of the Transaction Proposals.

(k) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Backstop Acquired Shares, the PIPE Shares or the Rollover Shares.

(l) No Integration. Neither the Company nor any of its affiliates nor, any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Backstop Acquired Shares, the PIPE Shares or the Rollover Shares as contemplated hereby or (ii) cause the offering of the Backstop Acquired Shares, the PIPE Shares or the Rollover Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any of its affiliates nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Backstop Acquired Shares or the PIPE Shares or the offer or issuance of the Rollover Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(m) Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 7 and the compliance by the Purchasers with the provisions set forth herein, the issuance and sale of the Backstop Acquired Shares, the PIPE Shares or the Rollover Shares in the manner contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

(n) No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(o) Compliance with Laws. Since April 30, 2022, the Company and each of its Subsidiaries conduct their businesses in compliance with all applicable laws and applicable stock exchange requirements and has not received any written communication from any Governmental Authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except for any noncompliance or default that would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect.

(p) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, except actions, suits or proceedings which would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any order, statute, rule or regulation of any Governmental Authority, except as would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect.

(q) No Broker’s Fees. Except for any dealer manager agreement to be entered by the Company and the engagement letter entered into between the Company and Houlihan Lokey Capital, Inc., neither the Company nor any of its Subsidiaries is a party to any contract, agreement, or understanding with any person that would give rise to a valid claim against the Company for a financial advisory fee, brokerage commission, finder’s fee, or like payment in connection with the Transactions, including the issuance of the Offered Shares upon exercise of Rights, the issuance and sale of the Backstop Acquired Shares, PIPE Shares, or the Rollover Shares in accordance with the terms hereof.

(r) Debt Financing. The Company has delivered to Investor and the Lien Purchasers complete and correct copies of (i) a fully executed commitment letter from the financial institutions named therein (the “Debt Commitment Letter”), together with any related fee letter(s) (the “Fee Letter(s)),” pursuant to which such financial institutions (the “Financing Source”) have committed, upon the terms and subject to the conditions set forth therein, to enter into the Amended and Restated Credit Agreement. As of the date hereof the Debt Commitment Letter is in full force and effect and constitutes a valid and binding obligation of the Company and, to the knowledge of the Company, the Financing Sources, enforceable against such parties in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy. All fees (including amounts previously owed but unpaid) required to be paid in connection with the Commitment Letter have either been paid in full prior to the date hereof or are fully set forth in the Commitment Letter (or the Fee Letter(s)) and will be duly paid in full or waived, as applicable, as and when due and the Company has otherwise satisfied all of the other terms and conditions required to be satisfied by it pursuant to and at the times required as set forth in the Debt Commitment Letter (or the Fee Letter(s)) on or prior to the date hereof. The Debt Commitment Letter and the Fee Letter(s) have not been amended, modified or terminated on or prior to the date hereof and no such amendment, modification or termination is contemplated as of the date hereof, and any such amendment, modification or termination on or after the date hereof shall not be effective unless consented to in writing by Investor (and by Vital to the extent any such amendment, modification or termination, or the direct or indirect effects thereof, is adverse to Vital or its affiliates, in each case in any manner different from Investor, in which case such amendment, modification, or termination shall not be effective unless consented to in writing by Investor and Vital; and by TopLids to the extent any such amendment, modification or termination is adverse to TopLids or its affiliates, in each case in any manner different from Investor, in which case such amendment, modification, or termination shall not be effective unless consented to in writing by Investor and TopLids). As of the date hereof no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default by the Company under the Debt Commitment Letter. The execution of the Amended and Restated Credit Agreement is subject to no conditions precedent other than those expressly set forth in the copies of the Debt Commitment Letter delivered by the Company to Investor prior to the date hereof.

(s) Reserved.

(t) NYSE Listing. As of the date hereof, the Company’s issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “BNED.” The Company has taken no action that is designed to terminate the registration of the shares under the Exchange Act.

(u) Investment Company. The Company is not, and immediately after receipt of payment for the Offered Shares (including the Backstop Acquired Shares), the PIPE Shares, the Rollover Shares and consummation of the Rights Offering, the PIPE Transaction and the Debt Conversion, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) Financial Statements. The financial statements of the Company included in the SEC Reports comply, in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(w) Takeover Laws. The Board has approved this Agreement and the Transactions for all purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”) and has taken all action necessary to ensure that Section 203 of the DGCL will not impose any material additional procedural, voting, approval, fairness or other restrictions on the timely consummation of the Transactions or restrict, impair or delay the ability of the Purchasers to engage in any of the Transactions. No other “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or regulation of any Governmental Authority is applicable to the Company or the Transactions.

(x) No Reliance. The Company acknowledges that it is not relying upon, nor has any Purchaser or any other person made, any representation or warranty with respect to any Purchaser, the transactions contemplated by this Agreement or otherwise not expressly set forth in this Agreement.

7. Representations and Warranties of Purchasers. Each Purchaser represents and warrants as to itself only, severally and not jointly, to the Company as of the date hereof and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such earlier date) as follows:

(a) Organization. Such Purchaser has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Power and Authority. Such Purchaser has the requisite power and authority to enter into, execute, and deliver this Agreement and the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder and has taken all necessary action required for the due authorization of the Transaction Agreements to which it is a party.

(c) Execution and Delivery. This Agreement is and each other Transaction Agreement to which such Purchaser is party, will be, at or prior to the Closing Date, duly and validly executed and delivered by such Purchaser and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d) Beneficial Ownership. Other than with respect to TopLids and its affiliates or as otherwise publicly disclosed before the date hereof in a Schedule 13D or Schedule 13G on file with the Commission, (i) except with respect to the Backstop Acquired Shares, PIPE Shares and Rollover Shares, none of such Purchaser or any of its affiliates beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) shares of Common Stock and (ii) as of immediately prior to the execution of this Agreement no such person “owns” any shares of Common Stock within the meaning of Section 203(c)(9) of the DGCL.

(e) No Registration. Such Purchaser understands that none of the Backstop Acquired Shares, the PIPE Shares or the Rollover Shares have been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

(f) Investment Intent. Such Purchaser is acquiring its Backstop Acquired Shares, PIPE Shares and Rollover Shares, as applicable, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(g) Securities Laws Compliance. Such Purchaser’s Backstop Acquired Shares, PIPE Shares and Rollover Shares, as applicable, will not be offered for sale, sold, or otherwise transferred by such Purchaser except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(h) Sophistication. Without derogating from or limiting the representations and warranties of the Company in this Agreement, such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in its Backstop Acquired Shares, the PIPE Shares and Rollover Shares, as applicable, being acquired hereunder. Such Purchaser understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding its Backstop Acquired Shares, its PIPE Shares and its Rollover Shares, as applicable, for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, such Purchaser acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(i) Legended Securities. Such Purchaser understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that such Purchaser’s Backstop Acquired Shares, PIPE Shares and Rollover Shares (as applicable) have not been registered under the Securities Act and that the Backstop Acquired Shares, the PIPE Shares and the Rollover Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

(j) No Conflict. Assuming the accuracy of the representations and warranties of the Company hereunder, the purchase of the Backstop Acquired Shares, PIPE Shares and Rollover Shares, by such Purchaser (as applicable), the cancellation of the Rollover Debt Amount by Lien Purchasers in exchange for the Company’s issuance of the Rollover Shares to Lien Purchasers (in the case of the Lien Purchasers), the execution and delivery by such Purchaser of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by such Purchaser, and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation, bylaws, or similar governance documents of such Purchaser, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule, or regulation of any Governmental Authority or Self-Regulatory Organization having jurisdiction over such Purchaser or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect such Purchaser’s performance of its obligations under this Agreement.

(k) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Company hereunder, no consent, approval, authorization, order, registration, or qualification of or with any Governmental Authority or Self-Regulatory Organization having jurisdiction over such Purchaser or any of its properties is required to be obtained or made by such Purchaser for the purchase of the Backstop Acquired Shares, PIPE Shares or Rollover Shares, as applicable, in accordance with the terms hereof and the execution and delivery by such Purchaser of this Agreement or the other Transaction Agreements to which it is a party and performance of and compliance by such Purchaser with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for any consent, approval, authorization, order, registration, or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect such Purchaser’s performance of its obligations under this Agreement.

(l) Arm’s Length. Such Purchaser acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Purchaser with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, such Purchaser is not relying on the Company for any legal, tax, investment, accounting, or regulatory advice, except as specifically set forth in the Transaction Agreements. Without derogating from or limiting the representations and warranties of the Company, such Purchaser has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(m) Information Furnished. Information relating to such Purchaser furnished to the Company in writing by such Purchaser expressly for use in the SEC Transaction Documents (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(n) Exclusivity of Representations; No Reliance. Each Purchaser acknowledges that it is not relying upon, nor has the Company, any other Purchaser or any other person made, any representation or warranty with respect to the Company, its Subsidiaries, the transactions contemplated by this Agreement or otherwise not expressly set forth in this Agreement.

8. Additional Covenants of the Company and Purchasers. Each of the Company and each Purchaser agrees as set forth below.

(a) Conduct of Company Prior to Closing.

(i) During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, except (x) as required or expressly contemplated by this Agreement, (y) as required by applicable Law, or (z) as consented to in writing by Investor (which consent shall not be unreasonably withheld, conditioned or delayed and a copy of such writing which shall be delivered to the Lien Purchasers), the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects its business organization, employees and advantageous business relationships.

(ii) During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, except (x) as required or expressly contemplated by this Agreement, (y) as required by applicable Law, or (z) as consented to in writing by Investor (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Investor (with a copy delivered to Lien Purchasers):

(A) incur, assume, guarantee or become liable for any indebtedness for borrowed money, other than (1) intercompany indebtedness of the Company or any wholly owned Company Subsidiary to the Company or any wholly owned Company Subsidiary, and guarantees thereof, (2) indebtedness incurred in connection with the issuance of any standby letters of credit in the ordinary course of business or (3) borrowings in the ordinary course under any revolving credit facility, settlement facility, commercial paper program, corporate credit facility or other line of credit, in each case existing on the date of this Agreement up to the amount committed thereunder on the date of this Agreement (or any amendment or replacement thereof, in each case, so long as (x) the amount of borrowings under such amended or replaced facility or program is not greater than the committed amount of such facility or program on the date of this Agreement and (y) the terms and conditions of such amended or replaced facility or program are no less favorable to the Company or such Company Subsidiary than were the terms of such amended or replaced facility prior to the effectiveness of the amendment or replacement);

(B) adjust, split, combine or reclassify any capital stock;

(C) make, declare, pay or set a record date for any dividend, withdrawal, redemption or any other distribution on or payment with respect to, any shares of its capital stock (whether directly or indirectly to affiliates of stockholders) or any payments to any of its stockholders or their affiliates (in their capacity as such), other than dividends paid by any of the Company Subsidiaries to the Company or any wholly owned Subsidiaries of the Company;

(D) issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities or indebtedness convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into, or exercisable for (including any options, warrants, or other rights of any kind to acquire), any shares of its capital stock or other equity or voting securities, except pursuant to the exercise of stock options or the settlement of equity compensation awards in accordance with their terms;

(E) (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets, except for sales of inventory in the ordinary course of business; or (ii) enter into any binding agreement, arrangement or understanding that will commit the Company or any of its Subsidiaries to make payments in the amount of $100,000 individually (or $250,000 in the aggregate to any single party and its affiliates, provided that such cap should increase from $250,000 to $500,000 after July 31, 2024); provided, however, that the restrictions of this clause (E) only apply to agreements, arrangements and understandings that require the approval of officers with a title of vice presidents or above under the Company’s current authorization matrix;

(F) except as required under applicable Law or the terms of any Company benefit plan existing as of the date hereof, (1) establish, adopt, amend (whether in writing or through the interpretation of) or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant, (2) increase the compensation or benefits payable to any current or former employee with a title of vice president or above, officer, director or individual consultant, (3) pay or award, or commit to pay or award, any bonuses or incentive compensation, except in accordance with obligations under existing agreements, and in the case of executive officers, except for the bonuses to which executive officers are eligible to earn in accordance with (A) the Performance Incentive Agreement, dated September 14, 2023 by and between the Company and Michael Huseby (the “Incentive Agreement”) and (B) the offer letter, dated August 28, 2023 (as amended on January 31, 2024), between the Company and Kevin Watson, (4) grant or accelerate the vesting of any equity-based awards or other compensation, (5) enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (6) fund any rabbi trust or similar arrangement, (7) terminate the employment or services of any officer whose target annual compensation (that is, base salary or wages plus annual bonus or other short-term cash incentive compensation) is greater than $400,000, other than for cause, or (8) hire or promote any officer;

(G) settle any claim, suit, action or proceeding, except involving monetary remedies in an amount not in excess of $100,000 individually or $500,000 in the aggregate and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries;

(H) amend the certificate of incorporation or bylaws of the Company or any of its material Subsidiaries, other than with respect to the certificate of incorporation and bylaws of material Subsidiaries only, any amendment that does not have an adverse impact on the Purchasers or other amendments solely to effect ministerial changes to such documents of material Subsidiaries;

(I) merge or consolidate the Company or any of its “Significant Subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act) with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its Significant Subsidiaries (other than mergers, consolidations, restructurings or reorganizations solely between or among its wholly-owned Subsidiaries);

(J) make, change or revoke any material tax election, change a material annual tax accounting period, adopt or change any material tax accounting method, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute for an amount materially in excess of the amount reserved therefor, in each case, other than in the ordinary course of business; or

(K) agree to take or make any commitment to take any of the actions prohibited by this Section 8.

(iii) Notwithstanding anything to the contrary herein, nothing in this Agreement (including Section 8(a) and 8(b) hereunder) shall be deemed to restrict or prohibit the Company or any of its Subsidiaries from (1) performing, or agreeing to perform or making any commitment to perform any obligations to schools and similar organizations pursuant to contracts entered into in the ordinary course of business, (2) paying any professional fees and expenses otherwise payable at Closing, (3) entering into a stockholder rights agreement on the date hereof in substantially the form previously delivered to the Investor (the “Rights Agreement”) or performing any obligations thereunder, provided that the Purchasers agree and acknowledge that the Company may at any time terminate, amend or modify the Rights Agreement or provide any exemptions or waivers thereto as it may deem appropriate in its sole discretion; (4) entering into an amendment to the employment agreement of the Company’s Chief Executive Officer (the “Officer”) concurrently with the execution of this Agreement and in the form previously provided to the Investor; (5) awarding any discretionary bonus to which the Officer is eligible as of the date hereof under the Incentive Agreement; and (6) performing its obligations under (a) the Credit Agreement, dated as of August 3, 2015, among the Company, certain of its Subsidiaries, Bank of America, N.A., as administrative agent and collateral agent, and the other financial institutions party thereto as lenders, and (b) any other Loan Document (as defined therein), in each case, as in effect on the date hereof (after giving effect to Amendment No. 12 to the Credit Agreement).

(iv) Prior to Closing the Company will provide to Investor copies of its Daily Cash Position Schedule(s) in the form provided to its lenders.

(b) Board of Directors.

(i) Following the Closing, the Investor and each other Purchaser (to the extent such other Purchaser is or becomes a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) consisting of the Investor), in their capacity as stockholders of the Company, shall take all actions necessary to ensure that at all times during the Applicable Period (A) the Board includes at least three Independent Directors, and (B) without the approval of at least two Independent Directors the

Investor and such other Purchasers do not: (I) complete any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Investor or any such other Purchaser (or any of their respective affiliates), on the one hand, and the Company or its subsidiaries, on the other hand; (II) purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership of any additional Company securities that cause the number of Company securities owned by the Investor or any such other Purchaser (or any of their respective affiliates), in the aggregate, to exceed 89.9% of the outstanding capital stock of the Company; and (III) the provisions of this Section 8(b) are not amended, supplemented or waived in any manner adverse to the stockholders of the Company (other than Investor, such other Purchasers and their respective affiliates). Notwithstanding anything to the contrary, the Independent Directors shall be third party beneficiaries of the provisions of this paragraph (i).

(ii) For purposes of this Agreement:

(A) “Applicable Period” means the period of time that begins on the Closing Date and ends on such date as the Investor and any other Purchasers (to the extent such other Purchaser is or becomes a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) consisting of the Investor) and their respective affiliates beneficially own in the aggregate Company securities that represent less than 30% of the total number of votes able to be cast for the election of directors of the Company at any meeting of shareholders of the Company if all securities (and all such securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities) entitled to vote at such meeting were present and voted at such meeting.

(B) “Independent Director” means a director who qualifies as “independent” under the rules of NYSE and SEC applicable to audit committee members.

(c) Registration Statement and Proxy Statement.

(i) The Company shall use reasonable best efforts to commence and complete the Rights Offering as soon as reasonably practicable. The Company will prepare and file the Registration Statement for the Rights Offering with the Commission within two (2) Business Days following the execution of this Agreement and the preliminary Proxy Statement with the Commission within five (5) Business Days following the execution of this Agreement. The Company shall: (x) provide each Purchaser and its counsel with a reasonable opportunity to review the Registration Statement and the Proxy Statement (the “SEC Transaction Documents”) to be filed with the Commission and any amendments or supplements thereto, in each case, prior to the filing thereof and shall duly consider in good faith any comments of such Purchaser and its counsel; (y) advise each Purchaser promptly when the Registration Statement has become effective; and (z) advise each Purchaser promptly after it receives notice of any comments or inquiries by the Commission (and furnish each Purchaser with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing any SEC Transaction Document or for additional information, and in each such case, provide such Purchaser with a reasonable opportunity to review any such comments, inquiries, request, or other communication from the Commission and to review any responses thereto, and to duly consider in good faith any comments of such Purchaser and its counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of any SEC Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii) The Company shall use its reasonable best efforts to have the Proxy Statement and the Registration Statement cleared or declared effective, as the case may be, by the Commission as promptly as practicable after they are filed with the Commission. While the Rights Offering is pending (and at all times prior to the earlier to occur of the termination of this Agreement and the Closing Date), the Company shall use its reasonable best efforts to cause the Registration Statement to remain effective. The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Purchaser Shares and the other transactions contemplated by this Agreement may be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

(iii) The Company shall cause the Proxy Statement to be distributed to the Company’s stockholders as promptly as practicable after the Proxy Statement is cleared by the Commission, which clearance will be deemed to have occurred if the Commission has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the Commission will or will not be reviewing the Proxy Statement. Subject to applicable law, the Board shall set the Record Date, and the Company shall take all action necessary, in accordance with and subject to the General Corporation Law of the State of Delaware and the Company’s certificate of incorporation and bylaws, to duly call, give notice of, and convene and hold, as promptly as practicable, a special meeting of its stockholders to consider and vote upon, among other proposals, the Transaction Proposals (the “Special Meeting”). The Company shall use its reasonable best efforts to obtain the Requisite Stockholder Approval (as defined below).

(iv) If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Purchasers of any such event and prepare an amendment or supplement to the Investment Decision Package that will correct such statement or omission or effect such compliance.

(d) Reasonable Best Efforts. The Company shall use its reasonable best efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its or their part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, including execution of the Amended and Restated Credit Agreement on the terms and conditions set forth in the Debt Commitment Letter.

(e) Alternative Transaction. The Company agrees that, prior to the Closing, it and its subsidiaries will not and will direct each of its and its subsidiaries’ agents, advisors, investment bankers, attorneys, accountants and other representatives acting in such capacity (“Representatives”) not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of, any Alternative Transaction (as defined below), (ii) disclose to any person or entity, or discuss with any person or entity, any information relating to the Company and/or any of its subsidiaries that would reasonably be expected to encourage or result in the making of any Alternative Transaction or in connection with any Alternative Transaction, (iii) enter into, participate in, maintain or continue any communications or negotiations regarding any Alternative Transaction, (iv) agree to, accept, recommend or endorse (or publicly propose or announce any intention or desire to agree to, accept, recommend or endorse), including any change of recommendation by the Board, any Alternative Transactions, or (iv) enter into any letter of intent, contract or other agreement relating to, or otherwise agree to or consummate or effect, any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” means any agreement, offer or proposal for, any acquisition (including beneficial ownership) of (i) more than 5% of the outstanding voting securities of the Company or (ii) a substantial portion of the consolidated assets of the Company (other than in the ordinary course of business), whether by way of merger, consolidation, reorganization, liquidation, asset sale, stock purchase, joint venture, exclusive license, tender offer or other business combination, other than any offer, proposal or indication of interest made by or on behalf of Investor or its affiliates; provided, however, that notwithstanding anything herein to the contrary, the Company shall be permitted to enter into any agreement, discussion or negotiation with, or provide information to, or solicit, encourage, facilitate or induce any inquires or proposals from, any other person with respect to an Alternative Transaction in response to an unsolicited proposal that the Alternative Transaction Committee or the Board determines in good faith could reasonably be expected to lead to a Superior Transaction (such determination, a “Board Determination”). For purposes of this Agreement, a “Superior Transaction” means a bona fide written Alternative Transaction that the Alternative Transaction Committee and the Board determine in good faith, after receiving the advice of their financial advisors and outside legal counsel, and in the exercise of their fiduciary duties, to be more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement or otherwise in the best interests of the Company and its stockholders. For the avoidance of doubt, the Company shall not be deemed in breach of its obligations under this paragraph (e) as a result of any action taken directly or indirectly by individual members of the Board when acting in their capacity as a shareholder of the Company (and not at the direction of a majority of the Board).

Notwithstanding anything to the contrary herein, the Company shall not be deemed to violate any provision of this Agreement solely by virtue of any of the following acts or any combination thereof: any communication by and between the Company and a third party (and their respective Representatives) to the extent that such third party makes an unsolicited proposal with respect to an Alternative Transaction following the date hereof that does not result from a breach by the Company of any of its obligations hereunder and such communication is limited to (A) indicating that the Company is subject to the provisions of this Agreement, (B) clarifying the terms and conditions of such proposal or (C) the third party addressing the questions that are permitted under (B) relating to such proposal. Prior to a Board Determination, in no event shall the Company or its Representatives engage in a discussion with a third party to negotiate or improve upon such Alternative Transaction.

(f) Resale Registration Statement.

(i) Filing of Resale Registration Statement. The Company shall file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of the Backstop Acquired Shares, the PIPE Shares and the Rollover Shares (collectively, the “Purchaser Shares”) as soon as reasonably practicable after the Closing Date(and in no event later than fifteen (15) Business Days following the Closing Date), and the Company shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Resale Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”). The Company will use its commercially reasonable efforts to provide a draft of the Resale Registration Statement to each Purchaser for review and comment at least two (2) Business Days in advance of the Closing Date. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Resale Registration Statement as set forth in this Section (the “Resale Prospectus”), the Company will use its commercially reasonable efforts to cause the Resale Registration Statement to remain effective with respect to each Purchaser until the earlier of (i) the date on which all of the Purchaser Shares shall have been sold, or (ii) on the first date on which a Purchaser can sell its Purchaser Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144. The Company will use its commercially reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and file all reports, and provide all customary and reasonable cooperation, necessary to resell Registrable Securities pursuant to the Resale Registration Statement or Rule 144, as applicable, and maintain the qualification of the Registrable Securities for listing on the NYSE. For purposes of this Section, “Registrable Securities” shall mean the Purchaser Shares and any other equity security of the Company or any of its Subsidiaries issued or issuable with respect to the Purchaser Shares by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a registration statement as contemplated under this Section with respect to the sale of such securities becoming effective under the Securities Act and, as to a Purchaser, such securities having been sold, transferred, disposed of or exchanged in accordance with such registration statement by such Purchaser; (B) such securities having been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer having been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities having ceased to be outstanding; (D) such securities being able to be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities having sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For purposes of this Section, “Holder” shall mean any Purchaser or any affiliate of Purchaser to which the rights under this Section shall have been assigned. The Company’s obligations to include the Purchaser Shares in the Resale Registration Statement are contingent upon a Purchaser furnishing in writing to the Company such information regarding such Purchaser, the securities of the Company held by such Purchaser and the intended method of disposition of the Purchaser Shares as shall be reasonably requested by the Company to effect the registration of the Purchaser Shares, and the Purchasers shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Resale Registration Statement as permitted hereunder. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Purchaser as to the status of such registration. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Resale Registration Statement, and from time to time require the Purchasers not to sell under such Resale Registration Statement or suspend the use or effectiveness of any such Resale Registration Statement if it determines that in order for the Resale Registration Statement or the Resale Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of the Resale Prospectus, in the light of the circumstances under which they were made) not misleading, an amendment thereto would be needed, or if, in the reasonable determination of the Board, after consultation with legal counsel to the Company, such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Resale Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such Resale Registration Statement available for the sale by the Purchasers of such securities as soon as practicable thereafter.

(ii) Additional Procedures. In the case of any registration of the Purchaser Shares effected by the Company pursuant to Section 8(f) (a “Resale Registration”), the Company shall, upon reasonable request, inform each Purchaser as to the status of such Resale Registration. At its expense, the Company shall: (i) advise each Purchaser, as expeditiously as possible: (A) when a Resale Registration Statement or any amendment thereto has been filed with the Commission; (B) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchaser Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (D) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Resale Registration Statement or Resale Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Resale Prospectus, in the light of the circumstances under which they were made) not misleading; (ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Resale Registration Statement as soon as reasonably practicable; (iii) upon the occurrence of any event contemplated in Section 8(f)(ii)(D) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a Resale Prospectus, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related Resale Prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Purchaser Shares included therein, such Resale Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) use its commercially reasonable efforts to allow each Purchaser to review disclosure regarding such Purchaser in the Resale Registration Statement; and (v) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by either Purchaser, consistent with the terms of this Agreement, in connection with the registration of the Purchaser Shares. Notwithstanding anything to the contrary contained herein, it is acknowledged by the Holders that the Holders selling any Purchaser Shares pursuant to a Resale Registration Statement shall bear all incremental Holder selling expenses incurred by such Holder relating to the sale of Purchaser Shares, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing any such Holder or Holders.

(iii) Suspension Event. Upon receipt of any written notice from the Company of the occurrence of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event, the Resale Registration Statement or related Resale Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made (in the case of the Resale Prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Purchaser Shares under the Resale Registration Statement until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement.

(iv) Rule 415 Cutback. If at any time the Commission takes the position that the offering of some or all of the Purchaser Shares in the Resale Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Investor to be named as an “underwriter,” the Company shall (in consultation with legal counsel to Investor) use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Investor is not an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 8(f)(iv), the Commission refuses to alter its position, the Company shall (i) remove from the

Resale Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Purchaser Shares as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Investor as an “underwriter” in such Resale Registration Statement without the prior written consent of Investor. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 8(f) shall again be applicable to such Cut Back Shares; provided, however, that (x) the Resale Registration Statement including such Cut Back Shares shall be filed as soon as reasonably practicable following such Restriction Termination Date.

(g) NYSE Listing. For a period of two (2) years following the date of this Agreement, the Company shall use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable under applicable laws to maintain the listing of Common Stock on the NYSE; provided, however, this Section 8(g) shall in no way restrict the Company from engaging in a merger, business combination or other extraordinary transaction that would require the delisting of Common Stock from the NYSE.

(h) Regulatory Filings.

(i) From the date hereof until the earlier of the Closing and the date that this Agreement is terminated, the Purchasers and the Company shall (i) use commercially reasonable efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any other Governmental Authority (as defined below) or Self-Regulatory Organization (as defined below) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (B) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals; (ii) use commercially reasonable efforts to supply to any Governmental Authority or Self-Regulatory Organization as promptly as practicable any additional information or documents that may be requested pursuant to any law, ordinance, regulation, rule, statute, or ruling, order, judgment, injunction, award, decree, or other requirement (whether temporary, preliminary or permanent) or by such Governmental Authority or Self-Regulatory Organization, as applicable; (iii) promptly inform the other parties of any substantive meeting, discussion, or communication with any Governmental Authority (other than any taxing authority) or Self-Regulatory Organization (and shall supply to the other parties any written communication or other written correspondence or memoranda prepared for such purpose, subject to applicable law relating to the exchange of information or as necessary to preserve attorney-client privilege) in respect of any filings, investigation or inquiry concerning the transactions contemplated hereby, and shall consult with the other parties in advance and, to the extent permitted by such Governmental Authority or Self-Regulatory Organization, as applicable, give the other parties the opportunity to attend and participate thereat and (iv) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the Closing and the other transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as may be asserted under any law, ordinance, regulation, rule, statute, or ruling, order, judgment, injunction, award, decree, or other requirement (whether temporary, preliminary or permanent) with respect to the transactions contemplated hereby.

(ii) Without limiting the generality of Section 8(h), but subject to the terms and conditions of this Agreement, the Company and the Investor agree to cooperate to obtain any government clearances required to consummate the Transactions under the HSR Act, including (i) making all necessary filings no later than fifteen (15) calendar days after the date of this Agreement, (ii) responding as promptly as practicable to any requests for additional information and documents made by the U.S. Department of Justice or the Federal Trade Commission, and (iii) take, or cause to be taken, all other actions consistent with this Section 8(h) necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and in any event by or before the Outside Date. The Company shall pay all filing fees in connection with the HSR Act.

(iii) To the extent permitted by applicable Law, the Company and the Purchasers will consult and cooperate with one another (including by permitting the other party to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or material telephone call with, any Governmental Authority, subject to applicable Laws relating to the exchange of information and to the extent practicable), and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws or other applicable Laws to consummate and make effective the Rights Offering, Backstop Commitment, the PIPE Transaction and the Debt Conversion, and will provide one another with copies of all material communications from and filings with, any Governmental Authorities relating to Antitrust Laws or other applicable Laws to consummate and make effective the Rights Offering, Backstop Commitment, the PIPE Transaction and the Debt Conversion. Notwithstanding anything to the contrary in this Agreement, neither Company nor the Purchasers or any of their respective affiliates will be required to offer or agree to sell, divest, lease, license, transfer, hold separate, dispose of or otherwise encumber before or after the Closing any assets, licenses, operations, rights, product lines, business or interests therein of the Company or the Purchasers or any of their respective Affiliates or agree to make any changes or restriction on, or other impairment of the Company, the Purchasers or either of their respective affiliates’ ability to own, operate or exercise rights in respect of such assets, licenses, operations, rights, product lines, business or interests therein.

(iv) Tax Treatment. The Company and each of the Purchasers agree to treat, for U.S. federal income tax purposes, the Subscription Price as the fair market value of each of the Offered Shares issued hereunder as of the Closing, and neither the Company nor the Purchasers shall take any position for U.S. federal income tax purposes inconsistent with the foregoing except as otherwise required by a “determination” as defined in Section 1313(a) of the U.S. Internal Revenue Code of 1986, as amended.

9. Additional Covenants of Purchasers. (a) Each Purchaser agrees (as to itself), severally and not jointly, with the Company as follows:

(i) Information. Such Purchaser shall provide the Company with such information as the Company reasonably requests in writing regarding such Purchaser expressly for inclusion in the SEC Transaction Documents and that is required under applicable law.

(ii) Reasonable Best Efforts. Such Purchaser shall use its reasonable best efforts to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms, including but not limited to taking any actions or making any public or private communications with stockholders of the Company that recommends or encourages any actions in contravention of the transactions contemplated by this Agreement. Such Purchaser shall cause the shares of Common Stock beneficially owned by such Purchaser and its controlled affiliates, if any, to continue to be held at least until and through the record date of the Special Meeting and to be voted in favor of the Transaction Proposals pursuant to the terms hereof at the Special Meeting. At the request of the Company or the Investor, any such Purchaser who beneficially owns shares of Common Stock will provide written confirmation and reasonable support to confirm such Purchaser voted such shares in favor of the Transaction Proposals within the later of three business days from such request or ten calendar days prior to the date that the Special Meeting is scheduled to occur. Notwithstanding anything to the contrary in this Agreement, Outerbridge and its Representatives shall be permitted prior to 5:00 p.m. (Eastern Time) on May 3, 2024 to enter into any agreement, discussion or negotiation with, or provide information to, or solicit, encourage, facilitate or induce any inquires or proposals from, any other person with respect to, and related only to an Alternative Transaction, and participate in any such Alternative Transaction, provided that (i) any such actions taken by Outerbridge or its representatives shall not be deemed a violation of Section 8(e) hereof by the Company or its Representatives, and (ii) unless this Agreement is terminated by the Company under Section 12(a) to enter into a Superior Transaction, Outerbridge (A) shall cause its shares of Common Stock beneficially owned by it and its controlled affiliates, if any, to continue to be held at least until and through the record date of the Special Meeting and to be voted in favor of the Transaction Proposals pursuant to the terms hereof at the Special Meeting, and (B) shall not make any public announcement with respect to the transactions contemplated by this Agreement that discourages stockholders to approve the Transaction Proposals or with respect to any Alternative Transaction.

(iii) No Acquisition of Rights or Common Stock. Each Purchaser agrees not to acquire, and cause its affiliates not to acquire, directly or indirectly, any (i) Rights (except for those received directly from the Company pursuant to the Distribution); or (ii) prior to the Closing, any shares of Common Stock, or any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for shares of Common Stock or such other securities, whether or not subject to the passage of time or other contingencies.

(iv) No Stabilization. Such Purchaser shall not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock in violation of applicable law.

(b) Term Credit Agreement Release.

(i) Subject to and upon the occurrence of the Closing, the consummation of the Debt Conversion and receipt by the Lien Purchasers of the Rollover Shares, TopLids as agent under the Term Credit Agreement (in such capacity, the “Agent”), and TopLids and Vital as lenders under the Term Credit Agreement (in such capacity, the “Lenders”) agree that all Obligations (as defined in the Term Credit Agreement) of the Loan Parties (as defined in the Term Credit Agreement) under the Loan Documents (as defined in the Term Credit Agreement) (other than Obligations (as defined in the Term Credit Agreement) which, by their express terms, survive termination of the Term Credit Agreement or such other Loan Documents), shall be deemed paid in full, all Loan Documents shall be terminated, all commitments of the Lenders shall be terminated, all guarantees provided under the Loan Documents shall be terminated and any security interest or lien granted to the Lenders and/or the Agent in any property or assets of the Loan Parties securing amounts evidenced by the Loan Documents shall automatically terminate.

(ii) At the expense of the Company, subject to and upon the Closing, the consummation of the Debt Conversion and receipt by the Lien Purchasers of the Rollover Shares, the Agent will promptly execute, as applicable, file with the appropriate filing office, and deliver to the Company any such lien releases, mortgage releases, discharges of security interests, pledges and guarantees and other similar discharge or release documents, as are reasonably requested and necessary to release, as of record, the security interests and all notices of security interests and liens previously filed by the Agent under the Loan Documents, including those certain UCC termination statements and intellectual property security agreement releases.

(iii) At any time after the Closing in accordance with the foregoing, and from time to time thereafter, upon the written request and at the expense of the Company, the Agent will execute and deliver any and all further instruments and documents and take such further action as the Company may reasonably request to effectuate, evidence or reflect of public record, the release of the security interests and liens securing the Obligations.

10. Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s and Purchasers’ Obligations under this Agreement. The obligations of the Company and the Purchasers to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by either the Company, on the one hand, or the Purchasers, on the other hand, in their respective sole discretion):

(i) Registration Statement Effectiveness. The Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(ii) Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and shall have been consummated.

(iii) HSR. The expiration of any applicable waiting period (and any extensions thereof) under the HSR Act.

(iv) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign Governmental Authority or Self-Regulatory Organization, and no judgment, injunction, decree, or order of any federal, state, or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, Backstop Commitment, Debt Conversion and the PIPE Transaction, and the issuance and sale of Common Stock in the Rights Offering, Backstop Commitment Debt Conversion and the PIPE Transaction, or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign Governmental Authority or Self-Regulatory Organization shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, Backstop Commitment, Debt Conversion and the PIPE Transaction and the issuance and sale of Common Stock in the Rights Offering, Backstop Commitment Debt Conversion and the PIPE Transaction.

(v) Stockholder Approval. Each Transaction Proposal shall have been approved at the Special Meeting as follows: (i) each of the Share Issuance Proposal, the Board Election Proposal and Reverse Split Proposal shall have been approved at the Special Meeting by a majority of the votes cast on such proposal by the stockholders of the Company, and (ii) the Amended Certificate Proposal shall have been approved at the Special Meeting by a majority of the issued and outstanding shares of common stock of the Company (collectively, the foregoing approvals references in clauses (i) through (ii), the “Requisite Stockholder Approval”).

(vi) NYSE. The Offered Shares shall have been approved for listing on the NYSE, subject to official notice of issuance; provided, however, that this condition shall not apply in the event the Company’s Common Stock ceases to be listed and traded on the NYSE on or prior to the Closing Date.

(vii) Amended and Restated Credit Agreement. Prior to or effective concurrent with the Closing, the Company shall have entered into the Amended and Restated Credit Agreement.

(viii) Certificate of Incorporation. Prior to the Closing, the Company shall have filed the Charter Amendment with the Secretary of State of Delaware, which shall continue to be in full force and effect as of the Closing.

(b) Additional Conditions to the Company’s Obligations under this Agreement. In addition to the conditions set forth in Section 10(a) above, the obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may not be waived, in whole or in part, without the prior written consent of the Company):

(i) Representations and Warranties. (A) The representations and warranties of the Purchasers contained in Sections 7(b) and 7(c) shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such earlier date); and (B) all other representations and warranties of each Purchaser shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such earlier date), except, in each case, where the failure to be so true and correct, individually or in the aggregate, has not prohibited, materially delayed, or materially and adversely affected, and would not reasonably be expected to prohibit, materially delay, or materially and adversely affect, Purchaser’s performance of its obligations under this Agreement.

(ii) Covenants. Each Purchaser shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date.

Notwithstanding anything to the contrary contained in this Section 10(b) and Section 12(c)(iii)(A), if the Company is not obligated to consummate the transactions contemplated hereby as a result of the failure by any or all of the Standby Purchasers (any such Standby Purchaser, a “Defaulting Purchaser”) to satisfy any of the conditions set forth in this Section 10(b) and the Company determines not to waive such conditions applicable to such Defaulting Purchaser(s), then at the written request of Investor, the Company (and, for the avoidance of doubt all other parties) shall be required to consummate all of the transactions contemplated hereby with all other parties, except for any such Defaulting Purchaser(s); provided that Investor purchases from the Company all of each such Defaulting Purchaser’s Pro Rata Portion of the unsubscribed shares of Common Stock in the Rights Offering (any such purchase, a “Backstop Replacement Purchase”). In no event will a waiver of the Company of any such conditions of a Standby Purchaser or the delivery of the Investors’ written request to the Company to consummate the transactions under this paragraph constitute a waiver of any breach of the terms of this Agreement by any such Standby Purchaser, and the Company and all other parties hereto shall have all rights and remedies that may be available to it as a result of any such breach.

(c) Additional Conditions to Purchasers’ Obligations under this Agreement. In addition to the conditions set forth in Section 10(a) above, the obligation of each Purchaser to consummate the transactions contemplated hereby be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investor in its sole discretion):

(i) Representations and Warranties. (A) The representations and warranties of the Company contained in Sections 6(a)(i), 6(b), 6(c), 6(e) and 6(m) shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such earlier date); (B) the representations and warranties of the Company contained in Section 6(a)(ii), 6(d), 6(k)-6(l), 6(n), 6(r) and 6(s)shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such earlier date); and (C) all other representation and warranties of the Company contained in Section 6 shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the Company’s performance of its obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such earlier date), except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Covenants. The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date.

(iii) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing.

(iv) Board. The Board shall be comprised of seven (7) members, with such members of the Board to consist of Elias Nader, Emily S. Hoffman, Eric Singer, William C. Martin, Sean Mandani and two of the current independent members of the Board of Directors of the Company to be mutually determined by the Investor and the Company or, if any such person is unwilling or unable to service on the Board after Closing, such other persons as the Investor and the Company may determine in good faith (the “New Board Members”).

11. Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the covenants shall survive in accordance with their specific terms.

12. Agreement Termination and Termination Fees.

(a) Superior Transaction. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the completion of the Subscription Period in order to enter into a definitive agreement to effect a Superior Transaction; provided, that prior to or concurrently with such termination the Company shall pay to each Purchaser any Expense Reimbursement amounts that have not been paid theretofore and prior to or concurrently with such termination, the Company shall pay to Investor an amount in cash equal to $2,450,000.

(b) Requisite Stockholder Approval. This Agreement may be terminated and the transaction contemplated hereby may be abandoned by any party at any time following the date of the Special Meeting at which the Transaction Proposals are put to a vote if the Requisite Stockholder Approval is not obtained as to all Transaction Proposals, provided that the Company shall not be entitled to terminate this Agreement if all Transaction Proposals (other than the Reverse Split Proposal) are approved and the Investor indicates in writing that the Investor is willing to proceed to Closing without approval of the Reverse Split Proposal; and provided further that if any party terminates this Agreement pursuant to this Section 12(b), the Company shall pay to the Purchasers all Expense Reimbursement amounts that have not previously been paid.

(c) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(i) by mutual written agreement of the Company and Investor, following which termination the Company shall pay to each Purchaser all Expense Reimbursement amounts that have not previously been paid;

(ii) by either the Company or Investor if the Closing Date shall not have occurred by July 31, 2024 (the “Outside Date”), following which termination the Company shall pay to Investor all Expense Reimbursement amounts that have not previously been paid; provider, however, that, if the latest date through which the financial institutions named in the Debt Commitment Letter are required to hold their commitments thereunder (which is currently set forth as July 31, 2024) is extended, then the Outside Date shall be automatically extended, without the action of any party hereto, to the earlier of (i) such new date under the Debt Commitment Letter and (ii) September 30, 2024; provided, further, that the right to terminate this Agreement under this Section 12(c)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date;

(iii) by the Company,

(A) if there has been a breach of any covenant or a breach of any representation or warranty of any Purchaser, which breach would cause the failure of any condition precedent set forth in Section 10(b), provided that any such breach of a covenant or representation or warranty is not reasonably capable of cure on or prior to the Outside Date and subject to the last paragraph of Section 10(b); or

(B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 10(a), which failure is not reasonably capable of cure on or prior to the Outside Date, and following which termination the Company shall pay to each Purchaser all Expense Reimbursement amounts that have not previously been paid;

(iv) by Investor,

(A) if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 10(c), provided that any such breach of a covenant or representation or warranty is not reasonably capable of cure on or prior to the Outside Date, following which termination the Company shall pay to each Purchaser all Expense Reimbursement amounts that have not previously been paid; or

(B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 10(a), which failure is not reasonably capable of cure on or prior to the Outside Date, and following which termination the Company shall pay to each Purchaser all Expense Reimbursement amounts that have not previously been paid.

(d) Upon termination under this Section 12, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (i) nothing contained herein shall release any party hereto from liability for any willful breach of this Agreement; (ii) the Company shall pay to each Purchaser, in accordance with written instructions provided to the Company from each Purchaser, any amounts due under this Agreement, including, without limitation any payment due under Section 12(a) or Section 12(b), promptly and in any event within five (5) Business Days following such termination unless required sooner pursuant to the terms of this Agreement; and (iii) the covenants and agreements made by the parties herein in Section 5(a), Section 5(b), Sections 12 through 23 and Section 25 will survive indefinitely in accordance with their terms.

13. Indemnification.

(a) Whether or not the Transactions are consummated or this Agreement is terminated, the Company agrees to indemnify and hold harmless each of the Investor, Outerbridge and the Lien Purchasers, their respective affiliates (within the meaning of Rule 405 under the Securities Act), and each of their respective shareholders, members, partners, directors, officers, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), and each person who controls (within the meaning of the Securities Act or the Exchange Act) Investor, Outerbridge or a Lien Purchaser, as applicable, or their respective affiliates (within the meaning of Rule 405 under the Securities Act) (each, a “Purchaser Party”), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) that any such Purchaser Party may suffer or incur arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) instituted by a third party and arising out of or relating to the Transactions, this Agreement, the SEC Transaction Documents, Resale Registration Statement, Resale Prospectus, or in any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Purchaser Party for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they directly resulted from (a) bad faith, gross negligence or willful misconduct on the part of such Purchaser Party, or (b) statements or omissions in the SEC Transaction Documents, Resale Registration Statement, Resale Prospectus, or in any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Purchaser Party furnished to the Company in writing by or on behalf of such Purchaser Party expressly for use in the SEC Transaction Documents, Resale Registration Statement, Resale Prospectus, or in any amendment or supplement thereto. Notwithstanding anything to the contrary herein, (X) the Company shall not be liable for any claim for indemnification pursuant to this Section 13 for Losses incurred by Outerbridge and its affiliates (within the meaning of Rule 405 under the Securities Act), and each of their respective shareholders, members, partners, directors, officers, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), and each person who controls (within the meaning of the Securities Act or the Exchange Act) Outerbridge (collectively, the “Outerbridge Parties”), unless and until the aggregate amount of indemnified Losses which may be recovered from the Company by the Outerbridge Parties in the aggregate equals or exceeds (i) $1,250,000 or (ii) if the Company consummates an Alternative Transaction, $250,000 (such applicable amount, the “Deductible”), in which case the Company shall only be liable for amounts due above such Deductible, and (Y) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Company by the Outerbridge Parties pursuant to this Section 13 shall be an amount equal to $3,000,000.

(b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents (all such Persons being hereinafter referred to collectively as the “Company Parties” and either the Purchaser Party, or the Company Party, as applicable, the “Indemnified Person”) from and against any and all Losses that any such Company Party may suffer or incur resulting from any untrue statement of material fact contained in the SEC Transaction Documents, but only to the extent that such untrue statement was made in reliance or in conformity with information relating to such Purchaser or its affiliates furnished in writing to the Company by or on behalf of such Purchaser expressly for use in the SEC Transaction Documents.

(c) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the applicable indemnifying party in respect thereof, promptly notify the applicable indemnifying party in writing of the commencement thereof; provided that (i) the omission so to notify the applicable indemnifying party will not relieve such indemnifying party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the applicable indemnifying party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 13. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the such indemnifying party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the indemnifying party, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the indemnifying party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, such indemnifying party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) such indemnifying party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) such indemnifying party shall have authorized in writing the employment of counsel for such Indemnified Person.

(d) The indemnifying party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Proceeding is consummated with the written consent of the indemnifying party or if there is a final judgment for the plaintiff in any such Proceedings, the indemnifying party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 13. The indemnifying party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the applicable indemnifying party, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), both the applicable indemnifying party acknowledges and agrees that such indemnifying party shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the applicable indemnifying party be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the applicable indemnifying party hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the applicable indemnifying party, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 13(e), entitled to enforce this Section 13(e) against the applicable indemnifying party as though each such Indemnitee-Related Entity were a party to this Agreement.

(f) The terms of this Section 13 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the termination of this Agreement for any reason, the Closing and the transfer of the shares pursuant to this Agreement.

(g) If the indemnification provided under this Section 13 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 13 from any person who was not guilty of such fraudulent misrepresentation. Any contribution by a Purchaser pursuant to this Section 13(g) shall be limited in amount to aggregate dollar amount of net proceeds received by the Company from the issuance by the Company of shares of Common Stock to Persons other than such Purchaser pursuant to such Persons’ exercise of their respective Rights in the Rights Offering. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmittal if sent by email (provided no “bounce back” or similar message of non-delivery is received with respect thereto), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Company, to:

Barnes & Noble Education, Inc.

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

Attention: Michael C. Miller, Executive Vice President, Corporate

Development & Affairs, Chief Legal Officer, and Secretary

E-mail:

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Eduardo Gallardo

E-mail:

(ii)	if to Investor, to:

Toro 18 Holdings LLC

c/o Immersion Corporation

2999 N.E. 191st Street, Suite 610

Aventura, Florida 33180

Attention: Chief Executive Officer

E-mail:

with a copy (which shall not constitute notice) to:

Pillsbury Winthorp Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: James J. Masetti

E-mail:

(iii)	if to Vital, to:

Vital Fundco, LLC

c/o VitalSource Technologies, LLC

227 Fayetteville Street

Raleigh, NC 27601

Attention: Kent Freeman, CEO

E-mail:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, 27th Floor

San Francisco, CA 94104

Attention: Sean Z. Kramer, P.C. and John Mason Wilkes

E-mail:

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Andrea Weintraub, P.C.

E-mail:

(iv)	If to TopLids:

TopLids LendCo, LLC

c/o Ames Watson, LLC

6100 Merriweather Drive, Suite 550

Columbia, Maryland 21044

Attn: Lawrence Berger

Email:

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1700 Pennsylvania Avenue, NW, Suite 900

Washington, D.C. 20006

Attention: Alan M. Noskow

E-Mail:

(iv)	if to Outerbridge, to:

Outerbridge Capital Management, LLC

767 Third Avenue, 11th Floor

New York, New York 10017

Attention: Rory Wallace

E-mail:

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Jack Yoskowitz

E-mail:

(v)	if to Selz, to:

Selz Family 2011 Trust

E-mail:

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Keith Billotti

E-mail:

15. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that a Purchaser may transfer this Agreement and its rights and obligations hereunder solely to an affiliate of such Purchaser provided that such Purchaser (i) obtains advance written consent of the Company (not to be unreasonably withheld, conditioned or delayed) and (ii) remains liable for any breach of this Agreement committed by such Purchaser’s assignee. This Agreement (including the documents and instruments referred to in this Agreement) is intended for the benefit of the parties hereto and their respective affiliates and their respective successors and permitted assigns, and is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement; provided, however, that the Independent Directors shall be third party beneficiaries of the provisions of Section 8(b)(iii) hereto.

16. Prior Negotiations; Expenses; Entire Agreement. This Agreement, together with the Confidentiality Agreement between Toro 18 Holdings LLC, a wholly owned subsidiary of Immersion Corporation and the Company (the “IMMR Confidentiality Agreement”), Confidentiality Agreement between Outerbridge and the Company (the “Outerbridge Confidentiality Agreement”) and the documents and instruments attached as exhibits to and referred to in this Agreement, constitutes the entire agreement of the parties with respect to the Transactions and supersedes all prior agreements, arrangements, or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby (including, for the avoidance of doubt, that certain Exclusivity Agreement, dated as of March 22, 2024, by and between Immersion Corporation and the Company). Within two (2) business days following the date of this Agreement, the Company agrees to pay to the Investor $800,000 as reimbursement of Investor’s expenses incurred in connection with the transactions contemplated by this Agreement.

17. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

18. Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its affiliates against any other party or its affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

19. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via electronic transmission), it being understood that each party need not sign the same counterpart.

21. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed, or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power, or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power, or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity. This Agreement shall become binding on each Party upon delivery of its signature page hereto, even if Selz does not concurrently deliver a signature page hereto. Notwithstanding anything to the contrary in this Agreement, if the Selz does not deliver a counterpart signature page to this Agreement and an ancillary agreement in the form previously requested by the Company by 5:00 p.m. (Eastern Time) on April 16, 2024, then Selz shall be removed from this Agreement and have no rights or obligations hereunder, (ii) the Investor shall be allocated the Selz Commitment Amount in the Backstop Commitment and all related provisions shall be automatically adjusted to reflect the Investor’s additional participation by an additional amount of $5,000,000, including but not limited to the payment to Investor of the Backstop Fees previously allocated to Selz.

22. Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

23. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

24. Publicity. Prior to the termination of this Agreement, the Company and the Purchasers shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such releases) or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party or any Governmental Authority or Self-Regulatory Organization (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by the request of any Governmental Authority. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit or restrict (a) the Purchasers from communicating privately with the Board or any of the Company’s officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, or (b) the Investor from communicating with stockholders of the Company and others in a manner that does not otherwise violate this Section 24, including, without limitation, with respect to a Superior Transaction once publicly disclosed. Upon the termination of this Agreement, this Section shall forthwith become null and void.

25. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of either party against the other party hereto, in no event shall either party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: CEO

TORO 18 HOLDINGS LLC

By:	/s/ Eric Singer
Name: Eric Singer
Title: President & CEO

Vital Fundco, LLC

By:	/s/ Kenton W. Freeman
Name: Kenton W. Freeman
Title: Chief Executive Officer and President

TopLids LendCo, LLC

By:	/s/ William D. Carr
Name: William D. Carr
Title: President

[Signature Page to Standby, Securities Purchase and Debt Conversion Agreement]

OUTERBRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ Rory Wallace
Name: Rory Wallace
Title: Chief Investment Officer

SELZ FAMILY 2011 TRUST

By:	/s/ Lisa P. Selz
Name: Lisa P. Selz
Title: Trustee

[Signature Page to Standby, Securities Purchase and Debt Conversion Agreement]

Exhibit 10.2

Execution Version

TWELFTH AMENDMENT TO CREDIT AGREEMENT

This TWELFTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 16, 2024 (this “Amendment”), is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, pursuant to the Existing Credit Agreement defined below (in such capacity, the “Administrative Agent”), the Lenders party hereto, Barnes & Noble Education, Inc., a Delaware corporation (the “Lead Borrower”), the other borrowers party hereto (collectively with the Lead Borrower, the “Borrowers”) and the other parties party hereto as “Guarantors” (collectively with the Borrowers, the “Loan Parties”). References herein to a Lender shall be deemed to include each such Lender in its capacity as an LC Issuer and/or the Swing Line Lender.

W I T N E S E T H :

WHEREAS, the Administrative Agent, certain financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and/or as agents, the Borrowers and the Guarantors are parties to that certain Credit Agreement, dated August 3, 2015 (as amended by that certain First Amendment to Credit Agreement, dated as of February 27, 2017, that certain Second Amendment, Waiver and Consent to Credit Agreement, dated as of March 1, 2019, that certain Third Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of March 31, 2021, that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2022, that certain Fifth Amendment to Credit Agreement, dated as of June 7, 2022, that certain Sixth Amendment to Credit Agreement, dated as of March 8, 2023, that certain Seventh Amendment to Credit Agreement, dated as of May 24, 2023, that certain Eighth Amendment to Credit Agreement, dated as of July 28, 2023, that certain Ninth Amendment to Credit Agreement, dated as of October 10, 2023, that certain Tenth Amendment to Credit Agreement, dated as of December 12, 2023, that certain Eleventh Amendment to Credit Agreement, dated as of March 12, 2024 and as further amended, restated, amended and restated, supplemented or modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement, as modified by this Amendment (the “Amended Credit Agreement”).

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Existing Credit Agreement, as more specifically set forth herein.

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to make certain amendments to the Existing Credit Agreement, all subject to the terms and conditions set forth herein, as more specifically set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Limited Waiver. Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 5 of this Amendment, the Administrative Agent and each of the undersigned Lenders hereby waive compliance with the inventory receipts’ variance covenant set forth in Section 7.16(c)(iii) of the Credit Agreement with respect to the Cumulative Eight-Week Period ended on April 6, 2024. The waiver set forth in this Section 1 is a one-time waiver and shall not affect, alter or impair the Administrative Agent’s and/or any Lender’s rights and remedies under the Loan Documents or this Amendment. The waiver set forth in this Section 1 is limited to the extent set forth herein and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby.

2. Approved Budget. On and after the Twelfth Amendment Effective Date, each reference in the Amended Credit Agreement to the “Approved Budget” shall initially mean and be a reference to the cash flow forecast attached hereto as Annex I and thereafter shall mean, as of any date of determination, the most recently delivered Approved Budget Update.

3. Amendments to Existing Credit Agreement. Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 5 of this Amendment, the Existing Credit Agreement is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text), as set forth in the changed pages to the Amended Credit Agreement attached hereto as Annex II.

4. Post-Closing Covenants. The Loan Parties shall deliver (or shall cause to be delivered) the following documents or shall complete (or shall cause to be completed) the following tasks, as applicable, in each case no later than the dates specified below:

(a) The Loan Parties shall continue to take all preparatory steps as may be reasonably requested by the Administrative Agent to effect the implementation of the final Contingency Transition Plan, including taking all actions (by the timeframes specified therefor) as may be agreed to separately by the Lead Borrower and the Administrative Agent as of the date hereof, in each case to the reasonable satisfaction of the Administrative Agent.

(b) Within two (2) Business Days of the Twelfth Amendment Effective Date (or such later date as agreed to in writing by the Administrative Agent in its reasonable discretion), the Loan Parties shall have filed a Form S-1 Registration Statement, which shall be in form and substance acceptable to the Administrative Agent in its sole discretion (the “Form S-1”) with each applicable Governmental Authority (including the SEC) necessary for consummation of the transactions contemplated therein.

(c) The Loan Parties shall promptly (and in any event no later than one (1) Business Day) provide the Administrative Agent with copies of all notices and other communications between the Loan Parties and/or its advisors, on the one hand, and the SEC and/or any other Governmental Authority, on the other hand, related to the Form S-1 or any of the transactions contemplated therein.

2

(d) On or before May 3, 2024 (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), the Loan Parties shall provide the Administrative Agent with duly executed copies of shareholder support letters in support of the transactions contemplated by the Form S-1 from persons owning not less than twenty percent (20%) of the outstanding and issued voting Equity Interests of the Lead Borrower.

(e) On or before May 24, 2024 (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), the Loan Parties shall have received all approvals from the SEC (including, for avoidance of doubt, SEC approval of the Form S-1, which shall have been rendered effective on or before such date) (the “SEC Approval Date”) and each other applicable Governmental Authority necessary to consummate the transactions contemplated by the Specified Refinancing Documents (as defined below) by no later than the Targeted Closing Date (as defined below) in accordance with the terms thereof (with such modifications as may be acceptable to the Administrative Agent and the Lenders in their sole discretion) (such transactions, collectively, the “Specified Refinancing Transaction”).

(f) On or before the date that is twenty-five (25) days after the SEC Approval Date (or, if such date is not a Business Day, the next succeeding Business Day) (the “Targeted Closing Date”), the Loan Parties shall have consummated the Specified Refinancing Transaction.

Notwithstanding anything to the contrary contained in the Amended Credit Agreement, the Loan Parties acknowledge and agree that (i) the failure to comply with this Section 4 within the times provided herein, (ii) the termination (or written assertion of the termination) of the Securities Purchase and Debt Conversion Agreement (as defined below) for any reason whatsoever prior to the consummation of the Specified Refinancing Transaction and/or (iii) the Requisite Stockholder Approval authorizing all Transaction Proposals (other than the Reverse Split Proposal unless the Investor fails to acknowledge in writing to the Company that it is willing to consummate all such other Transaction Proposals (other than the Reverse Split Proposal) within three (3) Business Days after such shareholder vote) contemplated under (and as all such terms are defined in) the Securities Purchase and Debt Conversion Agreement is not obtained at any Special Meeting (as defined in the Securities Purchase and Debt Conversion Agreement), shall, in each of the cases of clause (i), (ii) and (iii) above, constitute an immediate Event of Default under Section 8.01(b) of the Amended Credit Agreement.

In consideration of the Loan Parties’ agreement to comply with each of the covenants set forth in this Section 4, the Administrative Agent and the Lenders agree that the covenants set forth in Section 4 of the Eleventh Amendment are hereby waived. This waiver shall be effective only in this specific instance and for the specific purposes for which it is given and shall not entitle the Loan Parties to any other or further or any similar waiver in any other circumstances.

5. Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent are satisfied or waived by the Administrative Agent and the Super-Majority Lenders (the date of such satisfaction or waiver, the “Twelfth Amendment Effective Date”):

(a) the Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Loan Parties, the Administrative Agent and the Super-Majority Lenders and (ii) the new Approved Budget referenced in Section 2 above, in form and substance acceptable to the Administrative Agent in its sole discretion;

3

(b) the Administrative Agent shall have received that certain Twelfth Amendment Fee Letter, dated as of the date hereof, duly executed by the Lead Borrower and the Administrative Agent (the “Fee Letter”);

(c) the Administrative Agent shall have received that certain Standby, Securities Purchase and Debt Conversion Agreement, dated as of the date hereof, by and among the Lead Borrower, as the company, and Toro 18 Holdings LLC, Vital Fundco, LLC and TopLids LendCo, LLC, as the purchasers, in form and substance satisfactory to the Administrative Agent in its sole discretion, which shall, among other things, (x) provide for a purchase of common stock of the Lead Borrower, including backstop equity commitments to purchase additional common stock of the Lead Borrower and (y) provide for a conversion of all outstanding Subordinated Term Loan Obligations into common stock of the Lead Borrower and termination of the Subordinated Term Loan Agreement and all documents related thereto (including all Liens granted thereunder) (the “Securities Purchase and Debt Conversion Agreement”);

(d) the Administrative Agent shall have received (i) that certain commitment letter, dated as of the date hereof, in form and substance satisfactory to the Administrative Agent in its sole discretion, duly executed by the Borrowers, the Administrative Agent and the Commitment Parties (as defined therein) which shall, among other things, provide for senior secured asset-based loan facilities in an aggregate principal amount of $325 million (such commitment letter, including all exhibits and schedules thereto, the “ABL Debt Commitment Letter” together with the Form S-1 and the Securities Purchase and Debt Conversion Agreement, collectively, the “Specified Refinancing Documents”) and (ii) the Fee Letter referred to therein, duly executed by the Borrowers, the Administrative Agent and the Commitment Parties party thereto.

(e) the Administrative Agent shall have received a detailed timeline and list of steps necessary to consummate the Specified Refinancing Transaction on or prior to the Targeted Closing Date, which shall include, among other things, a timeline and list of steps necessary to obtain all regulatory approvals, shareholder approval(s) and other approvals necessary to consummate the Specified Refinancing Transaction on or prior to the Targeted Closing Date, and which shall otherwise be in form and substance satisfactory to the Administrative Agent in its sole discretion;

(f) the Lead Borrower shall have paid all invoiced and accrued fees and reasonable and documented expenses of the Administrative Agent in respect of this Amendment (including but not limited to (i) the reasonable and documented fees and expenses of counsel to the Administrative Agent in respect of this Amendment, (ii) the reasonable and documented fees and expenses of the Administrative Agent Consultant and (iii) the fees which are due and payable on the date hereof pursuant to the terms of the Fee Letter);

(g) no order, injunction or judgment has been entered into prohibiting the closing of the Amendment or any of the transactions contemplated to occur pursuant hereto;

(h) no Default or Event of Default shall have occurred or be continuing; and

(i) all representations and warranties contained in this Amendment (including those made in Section 5 hereof) are true and correct on and as of the Twelfth Amendment Effective Date.

4

For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Twelfth Amendment Effective Date specifying its objection thereto.

6. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower and each other Loan Party hereby represents to the Administrative Agent and the Lenders as of the date hereof as follows:

(a) Such Loan Party is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Amended Credit Agreement and the other Loan Documents to which it is a party.

(b) The execution and delivery of this Amendment by such Loan Party does not and will not (i) contravene the terms of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Loan Party is a party (other than Liens created under the Loan Documents in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law.

(c) This Amendment is a legal, valid, and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) As of the Twelfth Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (i) which are qualified by materiality shall be true and correct, and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each case, on and as of the Twelfth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement.

(e) As of the Twelfth Amendment Effective Date and after giving effect to this Amendment, each Loan Party has complied with and is in compliance with all of the covenants set forth in the Amended Credit Agreement, including those set forth in Article VI and Article VII of the Amended Credit Agreement.

5

(f) As of the Twelfth Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Ratification and Reaffirmation.

(a) Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation.

(b) Each Loan Party hereby agrees and confirms that the Secured Obligations continue to be secured and guaranteed under and in accordance with the existing Loan Documents to which such Loan Party is a party, together with all other instruments and documents executed and delivered by such Loan Party as security for the Secured Obligations, and each such Loan Party hereby grants and re-grants to the Administrative Agent, for the ratable benefit of the Credit Parties, a security interest in all of such Loan Party’s right, title and interest in and to the Collateral (as defined in the Security Agreement), whether now owned or hereafter acquired by such Loan Party, wherever located, and whether now or hereafter existing or arising, as security for the payment or performance, as the case may be, in full of the Secured Obligations.

(c) Each Guarantor agrees that the Facility Guaranty (as defined in the Existing Credit Agreement) remains in full force and effect, and each Guarantor reaffirms the continued validity of, and ratifies, such Facility Guaranty, and agrees and confirms that its guarantee of the “Guaranteed Obligations” (as defined in the Existing Credit Agreement, and as amended by this Amendment) remains in full force and effect.

(d) To the extent such Loan Party is named as a debtor in any UCC financing statement in favor of the Administrative Agent (collectively, the “Existing UCC Financing Statements”), such Loan Party hereby ratifies its prior authorization for the Administrative Agent to have filed such Existing UCC Financing Statement naming such Loan Party as debtor.

6

10. Acknowledgement.

(a) The Loan Parties hereby reaffirm, acknowledge and agree that the Administrative Agent is entitled to engage and retain (directly or indirectly) one or more consultants or advisors from time to time in connection with the performance of its duties and obligations under the Loan Documents (including, at any time on or following the Twelfth Amendment Effective Date), and the Loan Parties shall and shall cause its Subsidiaries to cooperate with such advisors and consultants in performing the scope of their respectful engagements.

(b) Without limiting the Administrative Agent’s rights to implement other Reserves in accordance with the Credit Agreement, the Loan Parties specifically acknowledge and agree that the Administrative Agent may from time to time, in its Permitted Discretion, implement Availability Reserves to reflect claims and liabilities (including costs and expenses) that may need to be satisfied in connection with the realization upon the Collateral (including all such claims and liabilities (including costs and expenses) that may be incurred in connection with any insolvency or restructuring proceeding).

11. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Twelfth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The Existing Credit Agreement and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(d) The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document.

12. Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

13. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

7

14. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

15. Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

16. Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, consultants, advisors, employees, agents and other representatives (the Administrative Agent and each other Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Existing Credit Agreement, Amended Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ L. Daniel Menendez
Name: L. Daniel Menendez
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Revolving Lender and as the Swing Line Lender

By:	/s/ L. Daniel Menendez
Name: L. Daniel Menendez
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Revolving Lender

By:	/s/ Dillon Klahn
Name: Dillon Klahn
Title: Authorized Officer

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Michele Riccobono
Name: Michele Riccobono
Title: Authorized Officer

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

TRUIST BANK, as a Revolving Lender

By:	/s/ Kathryn Rachor
Name: Kathryn Rachor
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

CITIZENS BANK, N.A., as a Revolving Lender

By:	/s/ Monirah J. Masud
Name: Monirah J. Masud
Title: Senior Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

REGIONS BANK, as a Revolving Lender

By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Managing Director

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as successor to CAPITAL ONE BUSINESS CREDIT CORP., as a Revolving Lender

By:	/s/ Robert Johnson
Name: Robert Johnson
Title: Duly Authorized Signatory

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Jay Danforth
Name: Jay Danforth
Title: SVP

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Bryan R. DeBroka
Name: Bryan R. DeBroka
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:	/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company

By:	/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer

ANNEX I

Approved Budget

[On file with the Administrative Agent]

ANNEX II

Amended Credit Agreement

[See Attached]

CREDIT AGREEMENT

Dated as of August 3, 2015

as amended by the First Amendment as of February 27, 2017 and as further amended by the Second Amendment as of March 1, 2019 and as further amended by the Third Amendment as of March 31, 2021 and as further amended by the Fourth Amendment as of March 7, 2022 and as further amended by the Fifth Amendment as of June 7, 2022 and as further amended by the Sixth Amendment as of March 8, 2023 and as further amended by the Seventh Amendment as of May 24, 2023 and as further amended by the Eighth Amendment as of July 28, 2023 and as further amended by the Ninth Amendment as of October 10, 2023 and as further amended by the Tenth Amendment as of December 12, 2023 and as further amended by the Eleventh Amendment as of March 12, 2024 and as further amended by the Twelfth Amendment as of April 16, 2024 among

BARNES & NOBLE EDUCATION, INC.,

as the Lead Borrower,

The Other Borrowers From Time to Time Party Hereto,

The Guarantors From Time to Time Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent and

Swing Line Lender,

The Other Lenders From Time to Time Party Hereto,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION and

TRUIST BANK

as Co-Syndication Agents,

CITIZENS BANK, N.A. and

REGIONS BANK,

as Co-Documentation Agents,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION, and

TRUIST SECURITIES, INC.

as Joint Lead Arrangers and Joint Book Runners

Section		Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~68~~65
1.03	Accounting Terms	~~69~~66
1.04	Rounding	~~70~~66
1.05	Times of Day; Interest Rates	~~70~~67
1.06	Letter of Credit Amounts	~~71~~67
1.07	Ratio Adjustments for Acquisitions and Dispositions	~~71~~67
1.08	[Intentionally Omitted~~.~~]	~~71~~68
1.09	Notices Generally	~~72~~68
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		~~72~~68
2.01	Revolving Loans; Reserves	~~72~~68
2.02	Borrowings, Conversions and Continuations of Committed Loans	~~73~~69
2.03	Letters of Credit	~~76~~72
2.04	Swing Line Loans	~~86~~82
2.05	Prepayments	~~89~~85
2.06	Termination or Reduction of Commitments	~~92~~87
2.07	Repayment of Loans	~~93~~88
2.08	Interest	~~93~~89
2.09	Fees	~~94~~89
2.10	Computation of Interest and Fees	~~95~~90
2.11	Evidence of Debt	~~95~~90
2.12	Payments Generally; Administrative Agent’s Clawback	~~96~~91
2.13	Sharing of Payments by Lenders	~~98~~93
2.14	Settlement Among Lenders	~~99~~94
2.15	Increase in Revolving Credit Facility Commitments	~~100~~96
2.16	Cash Collateral	~~102~~98
2.17	Defaulting Lenders	~~104~~99
2.18	FILO Facility	10~~6~~2
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY; APPOINTMENT OF LEAD BORROWER		10~~8~~3
3.01	Taxes	10~~8~~3
3.02	Illegality	~~113~~108
3.03	Inability to Determine Rates	~~114~~109
3.04	Increased Costs	11~~6~~1
3.05	Compensation for Losses	11~~8~~3
3.06	Mitigation Obligations; Replacement of Lenders	11~~8~~3
3.07	Survival	11~~9~~4
3.08	Designation of Lead Borrower as Borrowers’ Agent	11~~9~~4
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~120~~115
4.01	Conditions of Initial Credit Extension	~~120~~115
4.02	Conditions to all Credit Extensions	~~122~~117
ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~124~~119
5.01	Existence, Qualification and Power	~~124~~119
5.02	Authorization; No Contravention	~~124~~119

(continued)

Section		Page
5.03	Governmental Authorization; Other Consents	~~125~~119
5.04	Binding Effect	12~~5~~0
5.05	Financial Statements; No Material Adverse Effect	12~~5~~0
5.06	Litigation	12~~6~~1
5.07	No Default	12~~6~~1
5.08	Ownership of Property; Liens	12~~6~~1
5.09	[Intentionally Omitted~~.~~]	12~~6~~1
5.10	Insurance	12~~6~~1
5.11	Taxes	12~~7~~1
5.12	ERISA Compliance	12~~7~~2
5.13	Subsidiaries; Equity Interests	12~~8~~2
5.14	Margin Regulations; Investment Company Act	12~~8~~3
5.15	Disclosure	12~~8~~3
5.16	Compliance with Laws	12~~9~~3
5.17	Intellectual Property; Licenses, Etc	12~~9~~4
5.18	Labor Matters	12~~9~~4
5.19	Security Documents	~~130~~124
5.20	Solvency	~~130~~125
5.21	Deposit and Securities Accounts; Credit Card Arrangements	~~130~~125
5.22	Brokers	~~131~~125
5.23	Customer and Trade Relations	~~131~~125
5.24	Storage Locations	~~131~~125
5.25	OFAC	~~131~~126
5.26	Anti-Corruption Laws	~~131~~126
5.27	Affected Financial Institutions	~~131~~126
5.28	Covered Entity	~~131~~126
5.29	CARES Act Tax Refund Claim	~~132~~126
ARTICLE VI. AFFIRMATIVE COVENANTS		~~132~~127
6.01	Financial Statements	~~132~~127
6.02	Certificates; Other Information	~~133~~128
6.03	Notices	13~~7~~1
6.04	Payment of Obligations	13~~8~~3
6.05	Preservation of Existence, Etc	13~~9~~3
6.06	Maintenance of Properties	13~~9~~3
6.07	Maintenance of Insurance	13~~9~~3
6.08	Compliance with Laws	~~140~~135
6.09	Books and Records; Accountants; Corporate Separateness	~~141~~135
6.10	Inspection Rights; Consultants	~~141~~136
6.11	Use of Proceeds	~~142~~137
6.12	Additional Loan Parties: Additional Collateral; Further Assurances	~~143~~137
6.13	Cash Management	~~144~~139
6.14	Information Regarding the Collateral	14~~7~~1

(ii)

(continued)

Section		Page
6.15	Physical Inventories	14~~7~~2
6.16	Licensed Merchandise Account	14~~8~~2
6.17	Compliance with ERISA	14~~8~~2
6.18	Anti-Corruption Laws; Sanctions	14~~8~~2
6.19	Specified Event; Specified Liquidity Transaction	14~~8~~2
6.20	CRO	~~150~~144
6.21	Independent Board Members and Alternative Transactions Committee	145
6.22	CARES Act Tax Refund Claim	~~152~~146
ARTICLE VII. NEGATIVE COVENANTS		~~152~~146
7.01	Liens	~~152~~146
7.02	Investments	~~155~~149
7.03	Indebtedness; Disqualified Stock	15~~7~~0
7.04	Fundamental Changes	15~~8~~2
7.05	Dispositions	15~~8~~2
7.06	Restricted Payments	~~160~~153
7.07	Payments of Indebtedness	~~160~~154
7.08	Change in Nature of Business	~~161~~154
7.09	Transactions with Affiliates	~~161~~154
7.10	Burdensome Agreements	~~161~~154
7.11	Use of Proceeds	~~161~~155
7.12	Amendment of Organizational Documents, Material Indebtedness or Certain Contracts	~~162~~155
7.13	Corporate Name; Fiscal Year	~~162~~155
7.14	Deposit Accounts; Credit Card Processors	~~162~~156
7.15	Financial Covenants	~~163~~156
7.16	Variance Covenant	~~164~~157
7.17	Sanctions	~~165~~158
7.18	Anti-Corruption Laws	~~166~~159
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		~~166~~159
8.01	Events of Default	~~166~~159
8.02	Remedies Upon Event of Default	16~~8~~1
8.03	Application of Proceeds	16~~9~~2
ARTICLE IX. ADMINISTRATIVE AGENT		~~171~~164
9.01	Appointment and Authority	~~171~~164
9.02	Rights as a Lender	~~172~~165
9.03	Exculpatory Provisions	~~173~~165
9.04	Reliance by Agents	~~174~~166
9.05	Delegation of Duties	~~174~~167
9.06	Resignation of Agents	~~174~~167
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~176~~169
9.08	No Other Duties, Etc	~~177~~169
9.09	Administrative Agent May File Proofs of Claim	17~~7~~0

(iii)

(continued)

Section		Page
9.10	Collateral and Guaranty Matters	17~~8~~0
9.11	Notice of Transfer	17~~9~~1
9.12	Reports and Financial Statements	17~~9~~1
9.13	Agency for Perfection	~~180~~172
9.14	Indemnification of Agents	~~180~~172
9.15	Relation among Lenders	~~181~~173
9.16	Recovery of Erroneous Payments	~~181~~173
9.17	Certain ERISA Matters	~~181~~173
9.18	Appointment for Perfection	~~182~~175
ARTICLE X. MISCELLANEOUS		~~182~~175
10.01	Amendments, Etc	~~182~~175
10.02	Notices; Effectiveness; Electronic Communications	~~185~~177
10.03	No Waiver; Cumulative Remedies; Enforcement	~~187~~179
10.04	Expenses; Indemnity; Damage Waiver	18~~8~~0
10.05	Payments Set Aside	~~190~~182
10.06	Successors and Assigns	~~190~~182
10.07	Treatment of Certain Information; Confidentiality	~~196~~187
10.08	Right of Setoff	~~197~~188
10.09	Interest Rate Limitation	~~197~~189
10.10	Counterparts; Integration; Effectiveness; Electronic Signatures	~~198~~189
10.11	Survival	19~~9~~1
10.12	Severability	19~~9~~1
10.13	Replacement of Lenders	~~200~~191
10.14	Governing Law; Jurisdiction; Etc	~~201~~192
10.15	Waiver of Jury Trial	~~202~~193
10.16	No Advisory or Fiduciary Responsibility	~~202~~194
10.17	USA PATRIOT Act Notice	~~203~~194
10.18	Foreign Assets Control Regulations	~~203~~195
10.19	Time of the Essence	~~204~~195
10.20	Press Releases	~~204~~195
10.21	Additional Waivers; Keepwell	~~204~~195
10.22	No Strict Construction	~~206~~198
10.23	Attachments	~~206~~198
10.24	Copies and Facsimiles	~~207~~198
10.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~207~~198
ARTICLE XI. GUARANTY		~~207~~199
11.01	Guaranty	~~207~~199
11.02	Guaranty of Payment	~~208~~199
11.03	No Discharge or Diminishment of Facility Guaranty	~~208~~199
11.04	Defenses Waived	20~~9~~0
11.05	Rights of Subrogation	20~~9~~0
11.06	Reinstatement; Stay of Acceleration	20~~9~~1

(iv)

(continued)

Section		Page
11.07	Information	~~210~~201
11.08	[Intentionally Omitted~~.~~]	~~210~~201
11.09	Maximum Liability	~~210~~201
11.10	Contribution	~~210~~201
11.11	Liability Cumulative	~~211~~202
11.12	[Reserved]	~~211~~202
11.13	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~211~~202
11.14	Acknowledgement Regarding Any Supported QFCs	~~212~~203

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of August 3, 2015, among BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Lead Borrower”), the Persons signatory hereto as borrowers and named on Schedule 1.01 hereto (collectively, together with the Lead Borrower and such other Persons as may be joined as a borrower from time to time in accordance herewith, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, and TRUIST BANK, as Co-Syndication Agents, and CITIZENS BANK, N.A. and REGIONS BANK, as Co-Documentation Agents.

The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the LC Issuers have indicated their willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.~~ARTICLE I~~

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accommodation Payment” as defined in Section 10.21(d).

“Account” means “accounts” as defined in the UCC, and also means, without limitation, a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit, debit or charge card or information contained on or for use with the card, including all “payment intangibles” (as defined in the UCC) consisting of amounts owing from credit card and debit card issuers and processors and all rights under contracts relating to the creation or collection of such payment intangibles.

“Accounts Receivable Advance Rate” means, with respect to the Borrowing Base, eighty-five percent (85.0%) (the “Initial Accounts Receivable Advance Rate”), provided that the Initial Accounts Receivable Advance Rate shall be immediately and automatically reduced by 1000 basis points on September 2, 2024.

~~“Accommodation Period” means each of (a) the period commencing on (i) December 8, 2023 and (ii) ending on the earlier to occur of (x) January 12, 2024 and (y) an Accommodation Period Termination Event (the “Initial Accommodation Period”), (b) the period commencing on (i) January 26, 2024 and (ii) ending on the earlier to occur of (x) February 9, 2024 and (y) an Accommodation Period Termination Event (the “Second Accommodation Period”), and (c) the period commencing on (i) April 1, 2024 and (ii) ending on the earlier to occur of (x) July 31, 2024 and (y) an Accommodation Period Termination Event (the “Final Accommodation Period”) (it being understood and agreed that if an Accommodation Period Termination Event shall have occurred on, prior to or during any Accommodation Period, such Accommodation Period and each subsequent Accommodation Period shall be deemed to never commence for purposes of this Agreement).~~

~~“Accommodation Limitation” means that (a) the inclusion of the Tax Refund Advance Amount in the determination of the Borrowing Base and (b) the aggregate amount of Covenant Reduction Amount, at any time during the Accommodation Period (when taken together) shall not result in Availability being greater than $5,000,000 above the minimum Availability required to be maintained pursuant to Section 7.15(a).~~

~~“Accommodation Period Termination Event” means the earlier to occur of (i) an Event of Default and (ii) the failure by the Loan Parties to comply with any of the covenants set forth on Schedule 1.06 hereto, upon the terms and at the times provided therein.~~

“ACH” means automated clearing house transfers.

“Acquired Companies” means MBS Textbook Exchange, LLC, a Delaware limited liability company, MBS Direct, LLC, a Delaware limited liability company, TXTB.COM LLC, a Delaware limited liability company, TextbookCenter LLC, a Delaware limited liability company, MBS Internet, LLC, a Delaware limited liability company, MBS Automation LLC, a Delaware limited liability company, and MBS Service Company LLC, a Delaware limited liability company.

“Acquisition” means, with respect to any Person (a) the purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit or line of business of another Person (other than acquisitions or openings of new stores in the ordinary course of business), (c) any Material Store Acquisition or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person.

“Actual Cash Receipts” means the amount of all cash proceeds from ordinary course operations actually received by the Loan Parties (other than the MBS Entities) during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Total Receipts” (or words of similar import), excluding proceeds of any Indebtedness.

“Actual Disbursement Amounts” means the amount of all disbursements actually paid by the Loan Parties (other than the MBS Entities) during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Total Operating Disbursements” (or words of similar import).

“Actual Inventory Receipts” means the sum of all inventory receipts actually received by the Loan Parties during the relevant period of determination, as determined in a manner consistent with the Approved Budget (including the Borrowing Base detail thereunder).

“Actual Net Cash Flow” means the actual net cash flow of the Loan Parties during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Net Cash Flow” (or words of similar import).

“Additional Commitment Lender” shall have the meaning provided in Section 2.15(c). “Adjustment Date” means, prior to the Third Amendment Effective Date, the first calendar day of each January, April, July and October of the Lead Borrower commencing with the first such day occurring after the Closing Date, and on after the Third Amendment Effective Date, the first calendar day occurring immediately after the last day of each Fiscal Quarter of the Lead Borrower.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Consultant” has the meaning specified in Section 6.10(e).

2

(c) the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory, net of Inventory Reserves not already reflected in Net Orderly Liquidation Value, multiplied by the Appraisal Percentage, including the Net Orderly Liquidation Value of Eligible Rental Inventory; provided, that Availability generated by Eligible Rental Inventory as of any date of calculation of the Borrowing Base shall not exceed the greater of (i) the lesser of (A) $50,000,000 and (B) thirty percent (30.0%) of the Borrowing Base as of such time, and (ii) fifteen percent (15.0%) of the Borrowing Base at such time;

~~plus~~

~~(d) the Tax Refund Advance Amount;~~

minus

(d) without duplication of any Reserves applied in clauses (a) – (d) above, any FILO Reserve and all other then-existing Availability Reserves.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.02(b), and adjusted to give effect to any Reserves implemented or modified following such delivery and/or any reductions in advance rates following such delivery.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be reasonably required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Bridge Loan Period” means the period from June 7, 2022 until the date that all Secured Obligations are Fully Satisfied.

“Budgeted Cash Receipts” means the line items contained in the Approved Budget under the heading “Total Receipts” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget (excluding amounts in respect of the MBS Entities).

“Budgeted Inventory Receipts” means the line items contained in the Approved Budget under the heading “Merchandise received at Store” (or words of similar import) in the Borrowing Base detail thereunder during the relevant period of determination as set forth in the Approved Budget.

“Budgeted Disbursement Amounts” means the line items contained in the Approved Budget under the heading “Total Operating Disbursements” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget (excluding amounts in respect of the MBS Entities).

“Budgeted Net Cash Flow” means the line items contained in the Approved Budget under the heading “Net Cash Flow” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget.

“Business” means any and all business engaged in by any Loan Party or any Subsidiary thereof on the date hereof and any other business reasonably related, incidental or complimentary thereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in New York, New York.

8

or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Loan Party.

“Contingency Transition Plan” has the meaning specified in the Transaction Committee Resolutions.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers and reported on the Borrowers’ stock ledger. “Cost” may include freight charges inbound either to the Borrowers’ distribution centers or by direct shipments to Stores in amounts consistent with reporting on the Borrowers’ stock ledgers but shall not include inventory capitalization costs or other non-purchase price charges (such as freight charges outbound from the Borrowers’ distributions centers) used in the Borrowers’ calculation of cost of goods sold.

“Co-Syndication Agent” means each of the co-syndication agents identified on the cover page of this Agreement.

“Covenant Reduction Amount” means an amount (not less than zero) equal to (a) ~~the result of (I) (i)~~ solely during the ~~Initial Accommodation Period, $12,500,000, (ii) solely during the Second Accommodation Period, $7,500,000 and (iii) solely during the Final Accommodation Period consisting of (x) April 1, 2024 through and including April 30, 2024, $7,500,000 and (y) May 1, 2024 through and including May 31, 2024, $2,500,000, in each case as to this clause (a) minus (II) the aggregate amount of refunds received by any Loan Party with respect to the CARES Act Tax Refund Claim~~period commencing on the Twelfth Amendment Effective Date and ending on the Targeted Closing Date (as defined in the Twelfth Amendment) to the extent the Specified Refinancing Transaction (as defined in the Twelfth Amendment) has not been consummated on or prior to the Targeted Closing Date, $10,000,000, and (b) at all other times, $0 ~~(it being understood and agreed that the amounts set forth in the foregoing clauses (i), (ii) and (iii) shall at all times be subject to the Accommodation Limitations).~~

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.14(a).

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(ii).

“Credit Card Receivables” means each “Account” (as defined in the UCC) and “Payment Intangible” (as defined in the UCC) consisting of amounts owing from credit card and debit card issuers and processors, together with all income, payments and proceeds thereof, owed by a major credit card issuer (including, but not limited to, Visa, MasterCard, American Express, Discover and Pay Pal and such other issuers or credit card or bank account backed payment systems, as the case may be, approved by the Administrative Agent) to a Loan Party, and all

15

shall commence after the date that the Aggregate FILO Facility Commitments are reduced to zero.

“FILO Facility” means the credit facility described in Section 2.18 hereof.

“FILO Facility Commitment” means, as to each FILO Lender, its obligation to make FILO Loans to the Borrowers pursuant to Section 2.18, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such FILO Lender’s name with respect to the FILO Facility on Schedule 2.01 or in any Assignment and Assumption pursuant to which such FILO Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“FILO Facility Payment Date” means July 31 of each FILO Draw Period.

“FILO Lender” means each Lender indicated on Schedule 2.01 as a FILO Lender of FILO Loans and any other Person that becomes a “FILO Lender” pursuant to an Assignment and Assumption Agreement.

“FILO Facility Required Lenders” means, as of any date of determination, FILO Lenders holding more than 50.0% of the Aggregate FILO Facility Commitments or, if the commitment of each FILO Lender to make FILO Loans have been terminated pursuant to Section 8.02, FILO Lenders holding in the aggregate more than 50.0% of the Total Outstandings under the FILO Facility; provided, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender under the FILO Facility shall be excluded for purposes of making a determination of FILO Facility Required Lenders.

“FILO Loans” means each loan made by a FILO Lender to the Borrowers pursuant to Section 2.18.

“FILO Reserve” means, if as of any date that a FILO Loan is outstanding (a) an amount equal to (i) the outstanding principal amount of the FILO Loans as of such date plus (ii) the Borrowing Base (excluding the FILO Reserve amount as of such date) is greater than (b) 105% of the total of the following as of such date (i) 100% of Eligible Credit Card Receivables plus (ii) 100% of Eligible Account Receivables plus (iii) 100% of the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory minus (iv) applicable Reserves (excluding any FILO Reserve), a reserve equal to the amount by which the amount in clause (a) exceeds the amount in clause (b).

“FILO Settlement Date” has the meaning specified in Section 2.14(a).

~~“Final Accommodation Period” has the meaning set forth in the definition of “Accommodation Period.”~~

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of February 27, 2017, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“First Amendment Acquisition” means the acquisition by the Lead Borrower of all the Equity Interests in the Acquired Companies on or immediately after the First Amendment Effective Date in accordance with the First Amendment.

“First Amendment Effective Date” means the “Effective Date” as defined in the First Amendment.

“Fiscal Month” means any fiscal month of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

29

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and corporate and purchasing card obligations in the ordinary course of business and, in each case, paid in accordance with the payment terms thereof and otherwise not past due for more than 90 days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) (i) all Disqualified Stock and (ii) subject to the penultimate sentence of the definition of Disqualified Stock, all other obligations of such Person to purchase, redeem, retire, defease or otherwise make any cash payment, in each case under this clause (ii), on or prior to the date that is one hundred twenty (120) days after the Maturity Date, in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Independent Board Members” has the meaning specified in Section 6.21(a). “Information” has the meaning specified in Section 10.07.

~~“Initial Accommodation Period” has the meaning set forth in the definition of “Accommodation Period.”~~

“Initial Accounts Receivable Advance Rate” has the meaning set forth in the definition of “Accounts Receivable Advance Rate”.

“Initial Appraisal Percentage” has the meaning set forth in the definition of “Appraisal Percentage”.

“Initial Credit Card Receivables Advance Rate” has the meaning set forth in the definition of “Credit Card Receivables Advance Rate”.

“Initial Cap Table” means (a) if the Closing Date occurs on or prior to July 31, 2015, the column titled “Pro Forma Capitalization (July 2015)” in the table titled “Pro Forma Capitalization” and under the heading “B&N Education” posted on SyndTrak for review by the Lenders on June 30, 2015 and (b) if the Closing Date occurs thereafter, the column titled “Pro Forma Capitalization (August 2015)” and under the heading “B&N Education” in such table.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or

33

Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent), and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in LC Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name with respect to the Revolving Credit Facility on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the collective reference to the Revolving Credit Commitments of the Revolving Lenders, including obligations to purchase participations in Swing Line Loans and LC Obligations.

“Revolving Lender” means each Lender indicated on Schedule 2.01 as a Revolving Lender of Revolving Loans and any other Person that becomes a “Revolving Lender” pursuant to an Assignment and Assumption.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Settlement Date” has the meaning provided in Section 2.14(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

~~“Second Accommodation Period” has the meaning set forth in the definition of “Accommodation Period.”~~

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Materials” any materials (together with all supplements or other modifications thereto) related to the CARES Act Tax Refund Claim prepared by any third party for any Loan Party or any of its Subsidiaries on or prior to the Eighth Amendment Effective Date.

~~“Tax Refund Advance Amount” means an amount equal to (a) solely during the Accommodation Period, the lesser of (i) $10,000,000 and (ii) 100% of the then applicable amount of the Eligible CARES Act Tax Refund Claim and (b) at all other times, $0 (it being understood and agreed that the amounts set forth in the foregoing clause (a) shall at all times be subject to the Accommodation Limitations).~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Teleconference Date” has the meaning specified in Section 6.19(d).

“Tenth Amendment” means that certain Tenth Amendment to Credit Agreement, dated as of December 12, 2023, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Tenth Amendment Effective Date” means the “Tenth Amendment Effective Date” as defined in the Tenth Amendment.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII or (iii) the termination of the Commitments in accordance with Section 2.06 hereof.

“Third Amendment” means that certain Third Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of the Third Amendment Effective Date, among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning given such term in the Third Amendment.

“Total Outstandings” means (a) for purposes of the determining “Required Lenders” and “Super-Majority Required Lenders” or any other provision of the Loan Documents that expressly refers to the Total Outstandings under the Facilities, the aggregate Outstanding Amount of all Loans and LC Obligations, (b) with respect to the Revolving Credit Facility, the aggregate Outstanding Amount of all Revolving Loans and LC Obligations and (c) with respect to the FILO Facility, the aggregate Outstanding Amount of all FILO Loans.

“Trading With the Enemy Act” has the meaning set forth in Section 10.18.

“Transaction Committee Resolutions” has the meaning specified in Section 6.21(a).

“Twelfth Amendment” means that certain Twelfth Amendment to Credit Agreement, dated as of April 16, 2024, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Twelfth Amendment Effective Date” means the “Twelfth Amendment Effective Date” as defined in the Twelfth Amendment.

“Twelve Month Period” means any period of twelve (12) consecutive Fiscal Months taken as one accounting period.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as

Measurement Period Ending	Minimum Consolidated EBITDA
Fiscal Month ended September, 2023	$10,315,330
Fiscal Month ended October, 2023	$15,256,540
Fiscal Month ended November, 2023	$9,077,550
Fiscal Month ended December, 2023	$18,372,410
Fiscal Month ended January, 2024	$20,535,180
Fiscal Month ended February, 2024	$41,067,840
Fiscal Month ended March, 2024	$38,098,580
Fiscal Month ended April, 2024	$42,774,020
Fiscal Month ended May, 2024	$44,696,020
Fiscal Month ended June, 2024	$46,828,780
Fiscal Month ended July, 2024	$49,630,320
Fiscal Month ended August, 2024	$50,813,210
Fiscal Month ended September, 2024	$56,690,000
Fiscal Month ended October, 2024	$57,324,000
Fiscal Month ended November, 2024	$56,515,000
Fiscal Month ended December, 2024	$55,168,000

7.16 Variance Covenant.

(a) On each of July 29, 2023 and August 5, 2023, permit Actual Disbursement Amounts for each rolling Cumulative Four-Week Period then ended to exceed the Budgeted Disbursement Amounts for such Cumulative Four-Week Period reflected in the applicable Approved Budget(s) by an amount greater than ten percent (10.0%) of such Budgeted Disbursement Amounts for such period.

(b) [Reserved].

(c) Commencing as of the Cumulative Eight-Week Period ending on March 8, 2024 (it being understood that for any historical period not reflected in the Approved Budget delivered on the ~~Eleventh~~Twelfth Amendment Effective Date, the variance results with respect to Budgeted Disbursement Amounts, Budgeted Cash Receipts, Budgeted Inventory Receipts and Budgeted Net Cash Flow shall be determined by reference to the Actual Disbursement Amounts, Actual Cash Receipts, Actual Inventory Receipts and Actual Net Cash Flow as set forth in the Approved Budget Variance Report for such period) and with respect to each Cumulative Eight-Week Period occurring thereafter, permit (i) Actual Disbursement Amounts for any Cumulative Eight-Week Period to exceed the Budgeted Disbursement Amounts for such Cumulative Eight-Week Period, as reflected in the applicable Approved Budget, by an amount greater than ten percent (10.0%) (it being understood and agreed that for purposes of determining compliance with the foregoing, payments of amendment fees, consent fees or other similar fees payable pursuant to the Loan Documents shall be disregarded), (ii) Actual Cash Receipts for any Cumulative Eight-Week Period to be less than an amount equal to ninety percent (90.0%) of the Budgeted Cash Receipts for such Cumulative Eight-Week Period, as reflected in the applicable Approved Budget, (iii) Actual Inventory Receipts for any Cumulative Eight-Week Period to be less than an amount equal to ninety percent (90.0%) of the Budgeted Inventory Receipts for such Cumulative Eight-Week Period, as reflected in the applicable Approved Budget, and (iv) Actual Net Cash Flow for any Cumulative Eight-Week Period, (1) if projected to be a positive amount, to be less than an amount equal to ninety percent (90.0%) of the Budgeted Net Cash Flow for such Cumulative Eight-Week Period and (2) if projected to be a negative amount, to be greater than ten percent (10.0%) of the Budgeted Net Cash Flow for such Cumulative Eight-Week Period, each, as reflected in the applicable Approved Budget, in each case of the foregoing clauses (i), (ii) and (iii) solely with respect to BNCB.

Each Loan Party agrees to provide the Administrative Agent with such information and detail concerning weekly third-party vendor payable disbursements as may be reasonably requested by the Administrative Agent, including reasonable opportunity to communicate with and discuss with the Lead Borrower’s management and its advisors to understand necessary disbursements. Notwithstanding anything herein to the contrary, the Lenders agree that solely during the period commencing on the Twelfth Amendment Effective Date and ending on the Targeted Closing Date (as defined in the Twelfth Amendment), the Administrative Agent may (in its sole discretion) waive the requirement of the Loan Parties to comply with one or more of the variance testing requirements set forth in this Section 7.16 without the consent of any other Lender.

7.17 Sanctions. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Collateral Agent, LC Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.18 Anti-Corruption Laws. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII.~~ARTICLE VIII~~

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the events referred to in the below clauses of this Section 8.01 shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan (including any repayment of FILO Loans on the applicable FILO Facility Payment Date) or any LC Obligation (including by deposit of funds as Cash Collateral in respect of LC Obligations), or (ii) any interest on any Loan or on any LC Obligation, or any fee due hereunder, or (iii) within three (3) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.07, Section 6.10, Section 6.11, Section 6.12, Section 6.13, Section 6.19 (and except for any such failure under Section 6.19(a)(ii) and Section 6.19(a)(iii) (which shall constitute an immediate Event of Default) such failure under Section 6.19 continues for three (3) Business Days), Section 6.20, Section 6.21, Section 6.22 or ARTICLE VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

Exhibit 10.3

BARNES & NOBLE EDUCATION, INC.

120 Mountainview Boulevard

Basking Ridge, New Jersey 07920

April 15, 2024

Mr. Michael P. Huseby

Barnes & Noble Education, Inc.

990 Stewart Avenue, Suite 520

Garden City, NY 11530

Dear Mr. Huseby:

This letter agreement reflects the agreement between you and Barnes & Noble Education, Inc. (the “Company”) regarding certain employment matters.

This letter agreement is being entered into concurrently with the Standby, Securities Purchase and Debt Conversion Agreement by and among the Company, Toro 18 Holdings LLC (“Investor”), Vital Fundco, LLC, TopLids LendCo, LLC, Outerbridge Capital Management, LLC, and Selz Family 2011 Trust (the “Purchase Agreement”), and is a material inducement to Investor to consummate the transactions contemplated by the Purchase Agreement. Reference is made to the employment agreement between you and the Company dated July 19, 2017, as amended from time to time (the “Employment Agreement”).

1. Retention Bonuses. Except for the following bonuses to which you remain eligible to earn in accordance with the Performance Incentive Agreement, dated September 14, 2023 by and between the Company and you (the “Incentive Agreement”): (i) $220,000 upon completion of a transaction approved by the Alternative Transactions Committee (“ATC”) of the Company’s Board of Directors (the “Board”) and (ii) $220,000 if awarded by the Board in its discretion upon a recommendation from the ATC, you are not entitled to any other bonus payments from the Company and no other bonus payments (retention, performance or otherwise) are owed, committed or promised to you.

2. Amendment to Employment Agreement. Subject to and effective immediately prior to the Closing (as defined in the Purchase Agreement), the first sentence of Section 3.9(a) of the Employment Agreement is replaced and superseded with the following: “In the event that, during the Initial Term or any Renewal Term, (1) your employment is terminated by the Company without Cause, (2) you voluntarily terminate your employment for Good Reason or (3) the Company elects not to renew the term of this Agreement and you thereafter resign your employment effective upon the expiration of the then current Initial Term or Renewal Term, as applicable, then, in addition to the Accrued Obligations (as described in Section 3.9(b)), the Company shall pay you an amount equal to $750,000.00, less all applicable withholding and other applicable taxes and deductions (“Severance Amount”); provided that (x) you execute and deliver to the Company, and do not revoke, a release of all claims against the Company substantially in the form attached hereto as Exhibit A (“Release”) and (y) you have not materially breached as of the date of such termination any provisions of this Agreement and do not materially breach such provisions at any time during the Relevant Period (as defined below). In addition, you agree to provide transition services to the Company of up to twenty (20) hours per month, which services would include being available by video conference or at the Company’s offices, as reasonably requested, for management meetings, customer meetings and similar transition meetings for a period of six months following the date on which such termination occurs (the “Transition Services”). As compensation for such Transition Services, the Company agrees to pay you an amount equal to $750,000.00 (the “Advisory Compensation”) at the end of the six-month period. During such period, you will not be eligible to participate in the Company’s employee benefits plans, incentive plans and other compensatory arrangements. The parties agree that the Advisory Compensation will be payable regardless of whether or not the Company requests that you render any Transition Services during the six months following the date of your termination.”

3. Waiver of Change of Control. You and the Company agree that the consummation of the transactions contemplated in the Purchase Agreement shall not constitute a “Change of Control” as such term is defined in your Employment Agreement.

4. Board Composition: In connection with the consummation of the transactions contemplated by the Purchase Agreement, you agree to resign from the Board effective as of the Closing.

You further acknowledge and agree that neither the transactions contemplated by the Purchase Agreement nor this letter agreement shall constitute grounds for you to resign for “Good Reason” and receive severance pursuant to the Employment Agreement.

This letter agreement constitutes the entire agreement between you and the Company with respect to the terms of the Incentive Agreement and the Employment Agreement, and supersedes all prior agreements, understandings, and arrangements, oral or written, between you and the Company with respect to the Incentive Agreement and the Employment Agreement. The terms of this letter agreement or your Employment Agreement may not be amended, modified or waived, except with the prior approval of the Board, Investor, and by an instrument in writing signed by you and an authorized officer of the Company and the Investor. No waiver by either party of any breach of, or of compliance with, any condition or provision of this letter agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time. This letter agreement may be executed and sent via electronic transmission and in one or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. If the transactions contemplated by the Purchase Agreement are not consummated and the Purchase Agreement is terminated in accordance with its terms, then this letter agreement will be null and void.

[Signature Page Follows]

Thank you for your service to the Company in these challenging times. Please indicate your acceptance of the terms of this letter by signing below and returning a copy to me.

Very truly yours,

/s/ Mario R. Dell’Aera, Jr.
Mario R. Dell’Aera, Jr.
Chairman of the Board

AGREED AND ACCEPTED:

/s/ Michael P. Huseby
Michael P. Huseby

Date: April 15, 2024

Exhibit 99.1

Barnes & Noble Education Announces Milestone Transactions to Significantly Strengthen Balance Sheet and Advance Industry Leading Services for Institutions and Students

BNED to Receive $95 Million of New Capital Through $50 Million Equity Investment and $45 Million Fully Backstopped Equity Rights Offering Led by Immersion Corporation

Eliminates Approximately $34 Million of Debt Through Equitization of Second Lien Term Loan, Reflecting Strong Support of Key Strategic Partners

Secures Commitment to Refinance Four-Year Asset Backed Loan Facility to Provide Greater Financial and Operational Flexibility

BASKING RIDGE, N.J. – (BUSINESSWIRE) – April 16, 2024 – Barnes & Noble Education, Inc. (NYSE: BNED) (“BNED” or the “Company”), a leading solutions provider for the education industry, today announced that it has entered into a definitive agreement with Immersion Corporation (NASDAQ: IMMR) (“Immersion”), and certain of the Company’s existing shareholders and strategic partners, on the terms of new equity and refinancing transactions that will significantly strengthen BNED’s long-term financial position. The proposed transactions, which are subject to shareholder approval and other closing conditions, will enable the Company to substantially deleverage its balance sheet, continue to strategically invest in innovation, and operate from a position of strength.

Upon close, which is expected in June 2024:

•

BNED will receive gross proceeds of $95 million of new equity capital through a $50 million new equity investment (the “Private Investment”) led by Immersion and a $45 million fully backstopped equity rights offering (the “Rights Offering”); the transactions are expected to infuse approximately $75 million of net cash proceeds after transaction costs;

•

The Company’s existing second lien lenders, affiliates of Fanatics, Lids, and VitalSource Technologies (“VitalSource”) (collectively, the “Second Lien Lenders”), will convert approximately $34 million of outstanding principal and any accrued and unpaid interest into BNED Common Stock; and

•

The Company has received commitments to refinance its existing asset backed loan facility, pursuant to an agreement with its first lien holders, providing the Company with access to a $325 million facility (the “ABL Facility”) maturing in 2028. The refinanced ABL Facility will meaningfully enhance BNED’s financial flexibility and reduce its annual interest expense.

“Today’s announcement marks a significant milestone in our strategic review process and, we believe, represents the best path forward for our shareholders, employees and the students, institutions, alumni, fans, and communities we serve,” said Michael Huseby, Chief Executive Officer, BNED. “BNED is a critical part of the education ecosystem, and we are confident that this transaction will allow us to grow our business profitably as we enhance our market leading offerings and build on the strong momentum of First Day and our other key programs.”

“With a stronger financial foundation, we will be well positioned to advance our industry leadership by continuing our focus on delivering innovative solutions, an unmatched merchandise assortment, and the best-in-class omnichannel customer experience for our valued school partners,” said, Jonathan Shar, Executive Vice President, BNED Retail and President, Barnes and Noble College.

Rights Offering and Private Investment

Through the Rights Offering, BNED plans to issue up to 900,000,000 shares of its Common Stock at a cash subscription price (the “Subscription Price”) of $0.05 per share. In the Rights Offering, BNED will distribute to each holder of its Common Stock on the record date one non-transferable Right, for every share of Common Stock owned by such holder on the record date, and each Subscription Right will entitle the holder to purchase the number of shares of Common Stock determined by dividing 900,000,000 by the total number of shares of Common Stock outstanding on the record date. Each holder that fully exercises their Subscription Rights will be entitled to Over-Subscription Rights to subscribe for additional shares of Common Stock that remain unsubscribed as a result of any unexercised Subscription Rights, which allows such holder to subscribe for additional shares of Common Stock up to the number of shares purchased under such holder’s basic Subscription Right at $0.05 per share. Pursuant to the terms and conditions of the Purchase Agreement, if any Subscription Rights remain unexercised upon the expiration of the Rights Offering after accounting for all Over-Subscription Rights exercised, the standby purchasers will collectively purchase, at the Subscription Price, up to $45 million in shares of Common Stock not subscribed for by the Company’s stockholders (the “Backstop Commitment”).

Upon closing of the Rights Offering and in addition to the Backstop Commitment, investors led by Immersion, have agreed through the Private Investment to purchase an aggregate of $50 million in shares of the Company’s Common Stock, at the Subscription Price, in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. The Company intends to use approximately $20 million of the proceeds from the Rights Offering and Private Investment to fund transaction-related costs.

Debt Conversion

The Company maintains the strong support of its Second Lien Lenders, who will convert all outstanding principal and any accrued and unpaid interest, totaling approximately $34 million under the Term Credit Agreement (the “Debt Amount”) into a number of new shares of Common Stock equal to the quotient of the Debt Amount divided by the Subscription Price (the “Debt Conversion”).

New ABL Credit Facility

In conjunction with the close of the Rights Offering and Private Investment, BNED has received commitments to refinance its existing ABL Facility pursuant to an agreement with its first lien holders. The new $325 million ABL Facility will mature in June 2028 and will eliminate or modify the existing debt covenants to provide greater financial and operating flexibility.

The ABL Facility will initially have an applicable margin with respect to the interest rate of 3.50% per annum, in the case of interest accruing based on a Secured Overnight Financing Rate, and 2.5%, in the case of interest accruing based on an alternative base rate. Following the one-year anniversary, the applicable margin shall be reduced one time by 25 basis points per annum if certain financial metrics are met.

Credit Amendment

On April 16, 2024, BNED also entered into an amendment (the “12th Amendment”) to its credit agreement to amend certain financial covenants to provide additional financial flexibility ahead of the transactions expected closing date in June 2024.

Other Important Information

The issuance and sale of shares of Common Stock pursuant to the Rights Offering, the Backstop Commitment, the Private Investment and the Debt Conversion (collectively, the “Transactions”), is subject to, among other things, the approval of our stockholders at a special meeting (the “Special Meeting”). If the issuance and sale of our Common Stock pursuant to the Transactions is not approved at the Special Meeting, then the Rights Offering will be cancelled and the Transactions will be terminated. The Company will file a Registration Statement relating to the Rights Offering with the U.S. Securities and Exchange Commission (“SEC”) by April 18, 2024. The Company reserves the right to cancel or terminate the Rights Offering at any time. This press release does not constitute an offer to sell or the solicitation of an offer to buy any Subscription Rights or any other securities to be issued in the Rights Offering or any related transactions, nor shall there be any offer, solicitation or sale of Subscription Rights or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Additional information regarding the Transactions can be found in the Form 8-K to be filed with the SEC. Additional information regarding the Short-Term Stockholder Rights Plan approved by the Company’s Board of Directors is available in a separate press release filed by the Company on April 16, 2024.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Advisors

Paul Hastings LLP is serving as legal advisor and Houlihan Lokey, Inc. and Berkeley Research Group, LLC are serving as financial advisors to BNED. Pillsbury Winthrop Shaw Pittman LLP is serving as legal advisor and BTIG LLC is serving as financial advisor to Immersion Corporation.

About Barnes & Noble Education, Inc.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

BNED Contact – Media and Investors

Hunter Blankenbaker

Vice President – Corporate Communications and Investor Relations

(908) 991-2776

hblankenbaker@bned.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: the completion, timing, size and use of proceeds of the Transactions and refinancing; the approval by our stockholders of the Transactions at the Special Meeting; the amount of our indebtedness and ability to comply with covenants applicable to current and /or any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to continue as a going concern; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; our ability to attract and retain employees; the pace of equitable access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models or successfully compete with third parties that provide similar equitable and inclusive access solutions; the United States Department of Education has recently proposed regulatory changes that, if adopted as proposed, could impact equitable and inclusive access models across the higher education industry; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiatives, may not be fully realized or may take longer than expected; dependency on strategic service provider relationships, such as with VitalSource Technologies, Inc. and the Fanatics Retail Group Fulfillment, LLC, Inc. (“Fanatics”) and Fanatics Lids College, Inc. D/B/A “Lids” (“Lids”), and the potential for adverse operational and financial changes to these strategic service provider relationships, may adversely impact our business; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping services; a decline in college enrollment or decreased funding available for students; decreased consumer demand for our products, low growth or declining sales; the general economic environment and consumer spending patterns; trends and challenges to our business and in the locations in which we have stores; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes, including the adoption of artificial intelligence technologies for educational content; risks associated with counterfeit and piracy of digital and print materials; risks associated with the potential loss of control over personal information; risks associated with the potential misappropriation of our intellectual property; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party service providers and our own proprietary technology; risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for BNED products and services, our operations, the operations of our suppliers, service providers, and campus partners, and the effectiveness of our response to these risks; lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in applicable domestic and international laws, rules or regulations, including, without limitation, U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; changes in and enactment of applicable laws, rules or regulations or changes in enforcement practices including, without limitation, with regard to consumer data privacy rights, which may restrict or prohibit our use of consumer personal information for texts, emails, interest based online advertising, or similar marketing and sales activities; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I—Item 1A in our Annual Report on Form 10-K for the fiscal year ended April 29, 2023. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Additional Information Regarding the Special Meeting and Where to Find It

The Company intends to file a proxy statement and proxy card with the SEC in connection with its solicitation of proxies for the Special Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND

SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Special Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2023 annual meeting of stockholders under the heading “Security Ownership of Certain Beneficial Owners and Management” filed with the SEC on August  25, 2023, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001634117/000114036123041294/ny20009569x1_def 14a.htm. Changes to the direct or indirect interests of BNED’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 (filed with the SEC on September  21, 2023, September  21, 2023 and September  21, 2023, respectively) and Statements of Change in Ownership on Form 4 (filed with the SEC on September  26, 2023, September  26, 2023, September  26, 2023, September  26, 2023, November  21, 2023 and December 18, 2023, respectively), which can be found through the hyperlinks or the SEC’s website at www.sec.gov. Additional information is available in the Company’s Annual Report on Form 10-K for the year ended April 29, 2023, filed with the SEC on July  31, 2023, available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1634117/000163411723000032/bned-20230429.htm, and the Company’s Current Reports on Form 8-K, filed with the SEC on May 1, 2023, August 11, 2023, September 6, 2023, September 14, 2023, October 5, 2023 and February 6, 2024, which can also be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of these potential participants and their direct or indirect interests of the Company, by security holdings or otherwise, will be set forth in the proxy statement for the Special Meeting and other materials to be filed with the SEC. These documents, when filed, can be obtained free of charge from the sources indicated above.